Exhibit 10.17.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of January 18, 2016

between

MESA AIRLINES, INC.,

Borrower

and

EXPORT DEVELOPMENT CANADA,

Lender

CF34-8C5 Aircraft Engine Kits

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibit A	Form of Fixed Rate Note
Exhibit B	Form of Floating Rate Note
Exhibit C	Form of Funding Notice

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT is entered into as of January 18, 2016, between (1) MESA AIRLINES, INC. (“Borrower”), a Nevada corporation, and (2) EXPORT DEVELOPMENT CANADA, a corporation established by an Act of the Parliament of Canada, as lender (“Initial Lender”).

Borrower, and Lender agree as follows:

1.    DEFINITIONS; USAGE

Section 1.01 Definitions. The following terms, when capitalized as below, have the following meanings:

“Affiliate”: any other Person who controls 50% or more of any class of voting securities of such Person or is controlled by, or is under common control with, such Person. For purposes of this definition, control of any specified Person means having direct or indirect power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“After-Tax Basis”: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment or payments to that Person so that the sum of all such payments, after deducting all Taxes (taking into account any related credits or deductions) payable by such Person or any of its Affiliates under any law or governmental authority, is equal to the payment due to such Person, provided, that for these purposes, such Person shall be assumed to be subject to tax at the highest marginal rate(s) applicable to such Person with respect to the amounts in question.

“Agreement”: this Credit Agreement.

“Amortization Date”: defined in Section 2.01(a).

“Arrangement Fee”: defined in Section 13.15.

“ASU”: the Sector Understanding on Export Credits for Civil Aircraft effective 1 September 2011 made by the Participants to the Arrangement on Officially Supported Export Credits of the Organisation for Economic Co-operation and Development (utilizing the English-language version thereof).

“Bankruptcy Code”: the Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended, or any successor statutes thereto.

“Basic Documents”: this Agreement, the Guaranty, and each Note.

“Breakage Costs”: means the amount (if any) by which: (a) interest calculated at the LIBOR rate then in effect on the principal amount of any Floating Rate Note paid, prepaid or due which the Initial Lender should have received for the period commencing on the date the paid or prepaid amount is received or due and ending on the next Interest Payment Date, had such

[Credit Agreement]

amount been paid on the next Interest Payment Date; exceeds (b) the interest which the Initial Lender would be able to earn by placing an amount equal to the principal amount paid, prepaid or due on deposit at a rate equal to LIBOR determined at approximately 11:00 am, London time, on the day that is two (2) London Banking Days preceding the day such payment or prepayment is made or due, for a period closest to the remainder of the relevant Interest Period.

“Business Day”: any day, other than a Saturday or Sunday, on which commercial banks are open for business in New York, New York, Toronto, Ontario, Ottawa, Ontario, and Phoenix, Arizona, and if such day is a Funding Date or Payment Date in respect of a Floating Rate Note or relates to a notice by Borrower with respect to any Funding Date in respect of a Floating Rate Note, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Code”: the Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Code Share Event”: any termination or material adverse change in the terms and conditions of any code share agreement of Borrower, Guarantor or any Affiliate thereof with respect to which following such termination or material adverse change, Borrower, Guarantor or any Affiliate thereof remains responsible for the ownership, leasing or financing of the aircraft that are subject to such code share agreement (and which shall include, without limitation any code share agreement between Borrower, Guarantor or any Affiliate thereof, on the one hand, and American Airlines, Inc. or any Affiliate thereof, on the other hand, pursuant to which Borrower, Guarantor or any Affiliate thereof remains so responsible for the aircraft subject thereto); provided that unless, in the case of termination, such code share agreement shall have been replaced with a code share agreement with another major airline (acceptable to the Lender) in form and substance acceptable to the Lender.

“Commitment”: defined in Section 2.01(a).

“Commitment Fee”: defined in Section 13.14.

“Commitment Termination Date”: defined in Section 2.01(a).

“Coverage Ratio Event”: any failure by the Guarantor to deliver the applicable Compliance Certificate (as defined in the Guaranty) as required under the Guaranty or to comply with the financial covenant set forth in Section 10(c)(i) of the Guaranty.

“Credit Agreement Amendments”: collectively, Credit Agreement No. 1 Amendment, Credit Agreement No. 2 Amendment and Credit Agreement No. 3 Amendment.

“Credit Agreement No. 1 Amendment”: Amendment No. 1 to Credit Agreement, dated as of the date of this Agreement, amending that certain Credit Agreement dated as of January 31, 2007 among, inter alia, Borrower, Guarantor, Initial Lender and Wilmington Trust Company, not in its individual capacity but solely as loan trustee.

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“Credit Agreement No. 2 Amendment”: Amendment No. 1 to Credit Agreement, dated as of the date of this Agreement, amending that certain Credit Agreement dated as of April 16, 2014 between Borrower and Initial Lender.

“Credit Agreement No. 3 Amendment”: Amendment No. 1 to Credit Agreement, dated as of the date of this Agreement, amending that certain Credit Agreement dated as of May 23, 2014 between Borrower and Initial Lender.

“Default”: any event or condition that would become an Event of Default upon the giving of notice or lapse of time or both, or any Event of Default.

“Default Rate”: defined in Section 4.05.

“Delivery Date”: in respect of an Engine Kit, the date of delivery of such Engine Kit from the Exporter to the Borrower,

“Dollars”: and “$”: United States dollars.

“Downpayment”: the difference between (x) the NEKP for an Engine Kit less any advance deposits made by Borrower to the Exporter in respect of such Engine Kit (as reflected in the invoice for such Engine Kit) and (y) the Financed Amount for such Engine Kit.

“Engine Kit” : means a CF34-8C5 aircraft engine kit and all associated services including inter alia, installation, testing and inspection forming part of the Equipment to be delivered under the Purchase Agreement.

“Equipment”: means up to twenty-seven (27) Engine Kits to be sold by the Exporter pursuant to the Purchase Agreement.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Source of Funds”: used by a purchaser of any Note: any source of funds that includes the assets of any Plan, other than a plan exempt from the coverage of ERISA, but in any event excluding any source of funds that the relevant purchaser represents to Borrower:

(1) is an insurance company general account as such term is used in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60 (issued July 12, 1995), and the amount of reserves and liabilities (as defined in the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”) and before reduction for credits on account of any reinsurance ceded on the coinsurance basis) (the “Reserves and Liabilities”), for the general account contract(s) held by or on behalf of any Plan, together with the amount of the Reserves and Liabilities for the general account contract(s) held by or on behalf of any other Plans maintained by the same employer (or any “affiliate” thereof within the meaning of Section V(a)(1) of PTCE 95-60), does not exceed 10% of the total Reserves and Liabilities of such general account plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company maintaining such general account; or

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(2) is a separate account that is maintained solely in connection with that purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(3) is either (a) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTCE 91-38 (issued July 12, 1991) and, except as consented to by Borrower in writing pursuant to this clause (3), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(4) constitutes assets of an “investment fund” (within the meaning of Part V of PTCE 84-14) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of PTCE 84-14), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of PTCE-84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of PTCE 84-14 are satisfied, and neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of PTCE 84-14) owns a 5% or more interest in Borrower; or

(5) constitutes assets managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of PTCE 96-23), the conditions of Part I(a) of PTCE 96-23 are satisfied, and neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of PTCE 96-23) owns a 5% or more interest in Borrower; or

(6) is a governmental plan; or

(7) is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of such has been consented to by Borrower in writing pursuant to this clause (7).

As used in this definition, “employee benefit plan”, “governmental plan”, and “separate account” have the same meanings as in Section 3 of ERISA.

“Event of Default”: defined in Section 8.01. “Exporter”: means Standard Aero Limited.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable, any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code).

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“Financed Amount”: the amount equal to the principal amount of the Note issued for an Engine Kit and determined pursuant to the second sentence of Section 2.01(a).

“Fixed Rate”: for any Fixed Rate Note: the interest rate per annum, which is fixed for the term of such Fixed Rate Note, equal to the sum of (a) the interpolated semi-annual rate to “swap” floating rate debt to fixed rate debt (offer side) for loans with a maturity closest to the weighted average remaining life of the loan, at 11:00 a.m. New York City time, two (2) Business Days prior to the Funding Date in respect of such Fixed Rate Note (such interpolated rate to be obtained from the Bloomberg page IRSB (US Semi 30/360 – column 2 (Ask)) or any substitute or replacement page providing the same service), (b) the Premium Rate and (c) the applicable Margin Benchmark. The Fixed Rate in respect of any Fixed Rate Note shall be determined by the Lenders, which rate shall be conclusive except in the case of manifest error.

“Fixed Rate Note”: Borrower’s promissory note, in the form of Exhibit A, issued in connection with a designated Engine Kit and accruing interest at the Fixed Rate for such Fixed Rate Note, or a note issued in exchange or replacement for such a note.

“Floating Rate”: for any Interest Period in respect of any Floating Rate Note: the interest rate per annum, equal to the sum of (a) LIBOR plus (b) the Premium Rate plus (c) the applicable Margin Benchmark.

“Floating Rate Note”: Borrower’s promissory note, in the form of Exhibit B, issued in connection with a designated Engine Kit and accruing interest at the Floating Rate, or a note issued in exchange or replacement for such a note.

“Funding Date”: a date on which a Lender purchases the Note relating to a specific Engine Kit.

“Funding Notice”: defined in Section 2.02.

“GAAP”: generally accepted accounting principles as in effect in the United States and applied on a basis consistent with that used in the preparation of the financial statements referred to in Section 5.05, except for changes therein with which Borrower’s independent public accountants concur that are disclosed in the notes to the relevant financial statements.

“Guarantor”: Mesa Air Group, Inc., a Nevada corporation.

“Guaranty”: the document by that name, dated as of the date of this Agreement, issued by the Guarantor for the benefit of the Initial Lender.

“Indemnitee”: The Lender, or any agent, employee, officer, director, successor, or permitted assign of any of the foregoing.

“Initial Lender”: Export Development Canada, a corporation established by an Act of the Parliament of Canada.

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“Interest Period”: for a Note, each period beginning on a Payment Date for that Note (or, in the case of the first Interest Period for that Note, beginning on its Funding Date) and ending on (but excluding, for purposes of computing interest) the following Payment Date for that Note.

“Interest Rate”: for a Note: (a) with respect to any Interest Period for a Floating Rate Note, the applicable Floating Rate for such Interest Period, and (b) with respect to a Fixed Rate Note, the applicable Fixed Rate for such Fixed Rate Note, in either case as elected by Borrower pursuant to Section 2.02.

“Lender”: Initial Lender and any successor or assign of Initial Lender, including any future holder of a Note.

“Liabilities”: defined in Section 9.01.

“LIBOR”: for any Interest Period for a Floating Rate Note: a rate per annum equal to the London interbank rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for three-month Dollar deposits as such rate is displayed on Reuters Screen LIBOR01 Page (or any replacement Reuters page which displays that rate), at approximately 11:00 a.m., London time (or as soon thereafter as practicable), or if such service does not display any such quote, the arithmetic mean of such rates as displayed on Bloomberg BBAM Page at approximately 11:00 a.m., London time (or as soon thereafter as practicable), or if such service does not display any such quote, the arithmetic mean of such rates, as quoted by the London Reference Banks, in any case on the day that is two (2) Business Days prior to the first day of that Interest Period.

“Lien”: any mortgage, pledge, assignment, security interest, lien (statutory or other), or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or any lease in the nature thereof).

“London Reference Banks”: any four (4) of the following banks: (i) Bank of America, (ii) Citibank, N.A., (iii) Credit Suisse, (iv) Deutsche Bank AG, (v) HSBC, (vi) JP Morgan Chase Bank and (vii) UBS AG.

“Majority in Interest of Lenders”: as of any date of the determination thereof, holders of Notes holding not less than a majority (greater than 50%) in aggregate outstanding principal amount of the Notes. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of Notes, there shall be excluded any Notes, if any, held by Borrower or any Affiliate thereof.

“Margin Benchmark”: for purposes of determining the Floating Rate shall be 0.47% per annum and for purposes of determining the Fixed Rate shall be 0.68% per annum.

“Materially Adverse Change”: the occurrence and continuation of one or more of the following events (i) a material adverse change in the financial condition, financial results, business or operations of Borrower or Guarantor which could reasonably be expected to materially adversely affect its ability to perform its obligations under the Basic Documents, or (ii) Borrower or Guarantor, as debtor, shall have commenced or there shall be pending or there shall have been commenced against Borrower or Guarantor and be pending a case, proceeding or other action under applicable bankruptcy or insolvency laws or similar legislation.

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“Maturity Date”: for a Note, subject to the second sentence of Section 2.01(a), the four (4) year “anniversary” of the Funding Date for that Note, or such earlier date as may be determined in accordance with Section 2.01(a) in the case of an Engine Kit in respect of which the Funding Date is later than the Delivery Date.

“NEKP”: the price for an Engine Kit invoiced by the Exporter, or supplier thereof, after accounting for all price discounts and other cash credits, less all other credits or concessions of any kind related or fairly allocable thereto, as stated in a binding representation by the Exporter and evidenced by invoices under the Purchase Agreement and by the certificate from the Exporter delivered pursuant to Section 7.02(h).

“Note”: individually, any Fixed Rate Note or Floating Rate Note and “Notes” shall mean, collectively, all Fixed Rate Notes and Floating Rate Notes.

“Obligor”: either Borrower or Guarantor, and “Obligors” shall mean, collectively, Borrower and Guarantor.

“Officer’s Certificate”: a certificate signed in the name of Borrower (or, with respect to Section 6.04(d), of the Successor) by the chairman of the board, the president, a vice president, the treasurer or the assistant treasurer of Borrower (or the Successor).

“Other EDC Transaction”: any other financing (present or future) by the Initial Lender for, or for the benefit of, the Borrower or Guarantor (or any Affiliate of Borrower or Guarantor) in respect of which the Initial Lender is, at the applicable time, a creditor or interest holder of at least ten percent (10%) of the outstanding debt amount or other interest thereunder.

“Payment Confirmation Letter”: a letter from Exporter in the form of Exhibit D confirming the engine conversion transaction for the engine referenced therein has been completed.

“Payment Date”: for a Note, each quarterly “anniversary” of the Funding Date for that Note, through the Maturity Date for that Note; except that any Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day, unless in the case of a Floating Rate Note the following Business Day occurs in the following calendar month, in which case such Payment Date shall instead occur on the preceding Business Day.

“Person”: any individual, corporation, limited liability company, partnership, joint venture, or other legal or governmental entity.

“Plan”: an employee benefit plan or individual retirement account subject to Title I of ERISA or to Code Section 4975.

“Premium Rate”: for any Note, shall be the rate set forth in Section 2.01(b), subject to adjustment as provided therein. 7

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“Purchase Agreement”: for any Engine Kit, the Purchase Agreement, as amended from time to time, dated November 17, 2015, between the Borrower and the Exporter for the purchase and sale of the Equipment.

“Regulatory Change”: the enactment, adoption, or promulgation, after a Funding Date (in the case of the Initial Lender) or the date a successor Lender acquires its Note(s) pursuant to Section 13.05 hereof (in the case of such successor Lender) (or in the case of such successor Lender, such earlier date (but in no event prior to a Funding Date) as shall enable it to obtain compensation pursuant to Section 10.01 to the extent the transferor Lender was entitled thereto at the time of transfer), of any law or regulation by a United States federal or state government or by the government of a Lender’s or such successor Lender’s jurisdiction of organization, or any change, after the Funding Date (in the case of a Lender) or the date a successor Lender acquires its Note(s) (in the case of such successor Lender) (or such earlier date), in any such law or regulation, or in the interpretation thereof by any governmental authority, central bank, or comparable agency of the United States or a Lender’s or such successor Lender’s jurisdiction of organization charged with the responsibility for the administration or application thereof, that imposes, modifies, or deems applicable (a) any reserve (including any reserves arising from the imposition of reserves pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time), special deposit, or similar requirement against extensions of credit or other assets of, or deposits with or other liabilities of, such Lender or such successor Lender, as the case may be, including, or by reason of, the loan evidenced by the Note(s) or (b) any capital adequacy requirement requiring the maintenance by a Lender or such successor Lender, as the case may be, of additional capital in respect of the loan evidenced by the Note(s).

“Responsible Officer”: the President, or the Chief Financial Officer, or any other officer of Borrower, Guarantor or a Lender customarily bearing responsibility for matters relating to the transactions contemplated by the Basic Documents, or any officer of Borrower, Guarantor or the Lender specifically authorized to take responsibility for any matter relating to the transactions contemplated by the Basic Documents.

“Section 1110 Airline”: a “citizen of the United States” (within the meaning of 49 U.S.C. § 40102(a)(15)), who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

“Security Agreement Amendments”: collectively, Security Agreement No. 1 Amendment, Security Agreement No. 2 Amendment and Security Agreement No. 3 Amendment.

“Security Agreement No. 1 Amendment”: Amendment No. 1 to Security Agreement and Chattel Mortgage, dated as of the date of this Agreement, amending that certain Security Agreement and Chattel Mortgage dated as of January 31, 2007 between the Borrower and Wilmington Trust Company, not in its individual capacity but solely as loan trustee.

“Security Agreement No. 2 Amendment”: Amendment No. 1 to Security Agreement and Chattel Mortgage, dated as of the date of this Agreement, amending that certain Security Agreement and Chattel Mortgage dated as of April 16, 2014 between the Borrower and Initial Lender, as Mortgagee.

[Credit Agreement]

“Security Agreement No. 3 Amendment”: Amendment No. 1 to Security Agreement and Chattel Mortgage, dated as of the date of this Agreement, amending that certain Security Agreement and Chattel Mortgage dated as of May 23, 2014 between the Borrower and Initial Lender, as Mortgagee.

“Specified Carrier Bankruptcy Event”: United Airlines, Inc. or American Air Group Inc. or any of their respective Affiliates shall have:

(i) applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a majority of its property, (2) made a general assignment for the benefit of its creditors, (3) commenced a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (4) filed a petition seeking to take advantage (as debtor) of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, or (5) failed to controvert in a timely manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the federal Bankruptcy Code; or

(ii) be the subject of a proceeding or case commenced, without its application or consent, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution, or winding up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, or the like for it or over all or a majority of its assets, or (3) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and (if it is contesting the proceeding on a reasonable basis and in good faith) such proceeding or case shall have continued undismissed, or an order, judgment, or decree approving or ordering any of the foregoing is entered and shall have continued unstayed and in effect, for a period of ninety (90) days; or an order for relief against it was entered in an involuntary case under the federal Bankruptcy Code.

“Specified Default”: Default under Section 8.01(a), (e) or (f), or an Event of Default.

“Successor”: defined in Section 6.04(a).

“Taxes”: defined in the third paragraph of Section 9.02(a).

Section 1.02 Usage. Any agreement or statute referred to in Section 1.01 means such agreement or statute as from time to time supplemented and amended. A definition in singular form applies to the plural form of the term, and vice versa. References to sections, exhibits, and the like refer to those in or attached to this Agreement unless otherwise specified. “Including” means “including but not limited to”. “Or” means one or more, or all, of the alternatives listed or described. “Herein”, “hereof”, “hereunder”, etc. mean in, of, under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where the reference appears).

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2. PURCHASE OF NOTES; PAYMENTS; REPLACEMENT NOTES

Section 2.01 (a) Purchase of Notes. Subject to the satisfaction of the conditions precedent set forth in Section 7, and on the terms and conditions set forth in this Section 2, on the Funding Date for each Engine Kit, Borrower shall issue to Initial Lender, and Initial Lender shall purchase from Borrower, a Note in a principal amount equal to the Financed Amount for such Engine Kit, bearing interest at the applicable Interest Rate, designated as having been issued in connection with such Engine Kit and otherwise in the form of Exhibit A (for a Fixed Rate Note) or Exhibit B (for a Floating Rate Note), as the case may be. The Financed Amount for each Engine Kit shall not exceed 80% (or such lesser percentage as Borrower shall designate) of its NEKP; provided that, if the Funding Date for an Engine Kit is later than the three (3) month anniversary of the Delivery Date of such Engine Kit (the “Amortization Date”), the Financed Amount and the Maturity Date for such Engine Kit shall be adjusted as though the financing for such Engine Kit occurred on such Amortization Date. The aggregate Financed Amount for all of the Engine Kits shall not exceed $37,000,000 (the “Commitment”). Borrower shall not be obligated to draw down all or any part of the Commitment. The ability of Borrower to issue Notes and the Initial Lender’s obligation to purchase Notes in respect of an Engine Kit shall terminate on the six (6) month anniversary of the Delivery Date in respect of such Engine Kit. In addition to the foregoing, the ability of Borrower to issue Notes and the Initial Lender’s obligation to purchase Notes pursuant to this Agreement shall terminate on the Amortization Date in respect of the last Engine Kit and (ii) October 7, 2018 (the “Commitment Termination Date”).

(b) Premium Rate. The “Premium Rate” in respect of each Note shall initially be 2.49% per annum (which includes a 0.05% administration fee in accordance with ASU). The Premium Rate, is not subject to adjustment, with respect to Funding Dates occurring on or before April 7, 2017 (the “Premium Rate Validity Rate”). The Premium Rate will be reset after the Premium Rate Validity Date to the premium rate then prevailing in accordance with the ASU, based upon the Guarantor’s then valid ASU risk clarification.

Section 2.02 Procedure for Purchase of Notes. (a) At least three (3) Business Days prior to each proposed Funding Date, Borrower shall provide a funding notice in respect of such Engine Kit substantially in the form of Exhibit C (“Funding Notice”) to the Lender and Lender’s counsel. The Funding Notice shall be in writing and shall specify (i) the proposed Funding Date, (ii) the Financed Amount for such Engine Kit, (iii) the wiring instructions for the Financed Amount to be disbursed to Borrower (or its designee), (iv) Borrower’s election of either the Floating Rate or the Fixed Rate for the Note in respect of such Engine Kit and (v) the Maturity Date for the Note in respect of such Engine Kit. On the appropriate Funding Date, upon fulfillment of the conditions set forth in Section 7, Initial Lender will purchase from Borrower the Note related to the Engine Kit that Borrower designated for that date for a purchase price equal to the face amount thereof (as set forth in Section 2.01(a)) by transferring the Financed Amount for each relevant Engine Kit to Borrower (or its designee). Subject to Section 2.01(a) and the following sentence, the amortization schedule for each Note shall be calculated on the basis that such Note shall be repayable in sixteen (16) equal consecutive quarterly installments and shall amortize on a straight-line basis. Promptly upon determination by a Lender of LIBOR for any subsequent Interest Period for each Floating Rate Note, Lender shall give notice thereof to Borrower.

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Section 2.03 Replacement Notes. If (a) any Note becomes mutilated, defaced, lost, stolen, or destroyed or (b) Borrower or a Lender otherwise reasonably requests, then, upon the request of Borrower or any Lender, (x) Borrower shall promptly execute and deliver to Lender a replacement Note for each such Note as to which such a request is made, and (y) such Lender shall surrender to Borrower, in exchange for such replacement Note, the Note being replaced (if not lost, stolen, or destroyed). As conditions precedent to the replacement of any Note, the applicant for a new Note shall furnish to Borrower evidence to Borrower’s reasonable satisfaction of the loss, theft, or destruction of such Note alleged to have been lost, stolen, or destroyed, and of the ownership and authenticity of such mutilated, defaced, lost, stolen, or destroyed Note, and also such security and indemnity as Borrower reasonably requires (provided, that the written undertaking of the Initial Lender or any institutional holder of a Note having a net worth (or in the case of a bank, having combined capital, surplus, and undivided profits) of at least $100,000,000 to hold harmless Borrower in respect of the execution, authentication and delivery of such new Note shall be sufficient security and indemnity), and shall pay all expenses and charges of such substitution or exchange. All Notes shall be issued, held, and owned upon the express condition that the foregoing provisions are exclusive in respect of the replacement of mutilated, defaced, lost, stolen, or destroyed Notes and shall preclude (to the extent lawful) any and all other rights and remedies, any present or future law or statute to the contrary notwithstanding. Each replacement Note shall have identical terms as the Note that it replaces, except for such changes as Borrower and the Lenders agree upon (such agreement not to be unreasonably withheld) following a request by any of them for such a change.

Section 2.04 Obligations Absolute. Borrower’s obligations under each Note shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of such Note and this Agreement under any and all circumstances whatsoever and irrespective of:

(a) any lack of validity or enforceability of any Basic Document, or any term or provision therein;

(b) the existence of any claim, setoff, defense, or other right that Borrower (or any subsidiary or affiliate of Borrower) or any other Person may at any time have against any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(c) any other act or omission to act or delay of any kind of the Lenders or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of Borrower’s obligations hereunder.

Section 2.05 Amortization. Borrower shall pay to the Lenders on each Payment Date, the principal amount set forth opposite such date in Schedule I to each Note; provided that, in each such case, the principal installment payable on the Maturity Date for any such Note shall in all cases be in an amount equal to the entire principal amount of such Note outstanding on such date, and such principal installment shall be paid together with all accrued and unpaid interest and all other amounts then due and payable hereunder and under the other Basic Documents.

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Section 2.06 Interest. Borrower shall pay to the Lenders, interest on the unpaid principal amount of each Note for each Interest Period at the Interest Rate for such Interest Period until such Note is paid in full. Interest shall be calculated, (i) in the case of a Fixed Rate Note, on the basis of a 360 day year of twelve thirty day months and (ii) in the case of a Floating Rate Note, on the basis of a 360 day year and the actual number of days elapsed. Accrued interest on the unpaid principal of each Note shall be payable in arrears on each Payment Date therefor and otherwise upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Default Rate shall be payable from time to time on demand in accordance with Section 4.05.

3. [INTENTIONALLY OMITTED]

4. PAYMENTS BY BORROWER

Section 4.01 How Payments Are Made. Borrower shall make its payments and prepayments of principal and interest due on the Notes, and all other amounts payable by Borrower to any Lender under the Basic Documents, to the credit of such account as such Lender may from time to time notify the Borrower in immediately available funds and in Dollars, no later than 11:00 a.m. (New York City time) on the date when due. Any payment made by Borrower to Lender after 3:00 p.m. (New York City time) on any day shall be deemed to have been made on the following Business Day. Subject to the adjustments required by the definition of Payment Date, if any payment due under the Basic Documents comes due on a day which is not a Business Day, such payment shall instead be made on the following Business Day, and interest shall accrue at the applicable rate to the day of payment (except that no additional interest shall accrue on any Fixed Rate Note if the payment thereon is made on such following Business Day).

Section 4.02 Right to Prepay. Provided that no Default has occurred and is continuing, Borrower shall have the right at any time on or after the initial Payment Date in respect of an Engine Kit to prepay all or part of the outstanding principal amount of the Notes issued with respect to the applicable designated Engine Kit; provided that any partial prepayment of the Notes with respect to an Engine Kit shall be in an aggregate principal amount not less than the most recent scheduled principal payment required pursuant to such Notes. Borrower shall give to Lender at least thirty (30) days’ prior written notice (which notice shall be irrevocable) of such prepayment (which notice shall specify the date on which such prepayment shall be made, and the Notes to which such prepayment applies). Upon any prepayment of any Note under this Section 4.02, Borrower shall pay all accrued and unpaid interest on the principal of that Note to (but excluding) the date of prepayment, and all amounts payable under Section 10.02 with respect to such prepayment. Amounts prepaid shall not be available for re-borrowing.

Section 4.03 Mandatory Prepayments. Upon acceleration of the Notes pursuant to Section 8.02, Borrower shall prepay such Notes, and shall pay all amounts payable under Section 10.02 with respect to such prepayment. To the extent required by Section 10.04, Borrower shall prepay any relevant Notes in accordance with the terms of Section 10.04 and such Notes. 2

[Credit Agreement]

Section 4.04 Amount of Prepayment. Subject to Section 4.06, a Note shall be deemed satisfied in full upon the prepayment of all principal of such Note, the payment of all accrued and unpaid interest on or with respect to such Note as of such prepayment date, the payment of all past-due interest on or with respect to such Note, and the payment of all amounts payable under Section 10.02 with respect to such prepayment.

Section 4.05 Interest on Past Due Amounts. Any amounts past due (by acceleration or otherwise) and at any time outstanding under any Note or from Borrower under any Basic Document shall (to the extent permitted by law) bear interest, payable on demand, from the due date (and shall be compounded on a quarterly basis) until (but excluding the date of) payment in full, at a rate equal to 2.00% per annum above the Interest Rate for the relevant Note (the “Default Rate”).

Section 4.06 Limit on Interest Payable. The amount of interest due or payable under this Agreement or any Note shall not in any event exceed the maximum allowable by applicable law, and this sentence shall override any contrary provision in this Agreement or any Note.

Section 4.07 [INTENTIONALLY OMITTED].

Section 4.08 Changes in Market. If on or prior to 3:00 p.m. on the Business Day three (3) Business Days prior to any Interest Period in respect of a Floating Rate Note, any Lender determines (acting reasonably and in good faith) that:

(x) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period in accordance with the definition thereof; or

(y) by reason of circumstances affecting the London interbank market, LIBOR does not accurately reflect the cost to such Lenders of maintaining or funding the loan in respect of such Floating Rate Note for such Interest Period, then such Lender will promptly so notify Borrower of a substitute basis for determining an alternate interest rate for such Floating Rate Note, which alternate basis shall thereafter apply and be binding upon the Borrower and such Lender; provided that, at the Borrower’s request, such Lender and Borrower shall enter into good faith negotiations (for a period of not more than thirty (30) days) with a view to concluding agreement on an acceptable alternate interest rate to be applicable to such Floating Rate Note. In the event the Borrower requests that such Lender enters into negotiations in accordance with the foregoing sentence, in the absence of any agreement being reached during such thirty (30) day period, the Floating Rate for such Interest Period shall be based on the sum of (A) the cost of funds of such Lender (as determined by such Lender in its sole discretion) plus (B) the Premium Rate, and (C) the Margin Benchmark applicable to Floating Rate Notes, which rate will be applied retroactively to the beginning of such Interest Period and continue for only so long as either of the conditions set forth in clauses (x) or (y) above exist. The provisions of this Agreement will be amended to accord with the terms of such substitute basis and Borrower agrees to execute such instruments requested by such Lenders that are in form and substance reasonably satisfactory to Borrower to reflect such amendment. If Borrower receives a notice under this Section 4.08, Borrower may at any time

[Credit Agreement]

thereafter either (A) prepay, in accordance with Section 4.02 hereof, the affected Floating Rate Notes held by such Lenders or (B) request such Lender to transfer, in accordance with Section 13.05(b) hereof, the affected Floating Rate Notes held by such Lender to a financial institution designated by Borrower, at a price equal to 100% of the unpaid principal amount of such Floating Rate Note, together with accrued and unpaid interest thereon to (but excluding) the date of transfer, plus any amounts due under Section 10.02(a).

Section 4.09 Application of Payments. Each Lender shall apply payments received by it in respect of a Note under this Agreement (whether at stated maturity, by reason of acceleration, prepayment or otherwise) in the following order of priority: (a) interest due pursuant to Section 4.05 in respect of or related to such Note; (b) Commitment Fees, Arrangement Fees and all other amounts due to such Lender under this Agreement and not otherwise provided for under this Section 4.09 in respect of or related to such Note; (c) interest due pursuant to Section 2.06 in respect of or related to such Note; (d) principal due in respect of or related to such Note; (e) in respect of all other Notes issued hereunder, in or towards payment of the amounts referred to in, and in the respective order of priorities set forth in clauses (a) through (d) of this Section 4.09 as if such references were for amounts due and owing in respect of or related to such other Notes; (f) installments of principal not yet due in inverse order of maturity in respect of or related to the Notes; and (g) all other amounts due under this Agreement and not otherwise provided for in this Section 4.09.

5. BORROWER’S REPRESENTATIONS AND WARRANTIES Borrower represents and warrants as follows:

Section 5.01 Corporate Standing. Borrower is a duly organized corporation existing in good standing under the laws of Nevada, has the corporate power and legal authority to own or lease property and to carry on business as a Section 1110 Airline, and is duly qualified to do business in all jurisdictions wherein such qualification is necessary (except in any jurisdictions in which the failure to qualify would result in no Materially Adverse Change).

Section 5.02 Corporate Powers. Borrower’s execution, delivery, and performance of the Basic Documents to which it is (or is to become) a party are within Borrower’s corporate powers; and the Basic Documents to which it is (or is to become) a party have been duly authorized by all necessary corporate action on Borrower’s part, and do not contravene, result in a breach of, or require any consent under any law, judgment, decree, order, or contractual restriction binding on Borrower or any agreement or instrument to which Borrower is a party or to which it or any of its property is subject.

Section 5.03 Binding Effect. The Basic Documents to which Borrower is (or is to become) a party are (or will be when executed and delivered) legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with the terms of this Agreement, except as may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

Section 5.04 Litigation. There are no pending actions or proceedings before any court or administrative agency which may be expected to result in a Materially Adverse Change.

[Credit Agreement]

Section 5.05 Financial Statements; No Materially Adverse Change. The audited balance sheet as of September 30, 2014, for Borrower and its consolidated subsidiaries, and the related results of operations for the quarterly fiscal period then ended, have been prepared in accordance with GAAP and correctly present Borrower’s financial condition as of such date and results of operations for such period (subject to normal year-end event adjustments). As of the date of this Agreement, there has been no Materially Adverse Change.

Section 5.06 Taxes. Borrower has filed all tax returns which it is or was required to file, and has paid all taxes shown to be due and payable on those returns or on any assessment received by it, except such taxes of Borrower, if any, as are being contested diligently in good faith, and by appropriate proceedings, and as to which adequate reserves have been provided in accordance with GAAP.

Section 5.07 Status as United States Citizen and Air Carrier. Borrower is a Section 1110 Airline.

Section 5.08 Governmental Consents. Borrower’s execution, delivery, and performance of the Basic Documents do not require the consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any federal, state, or foreign governmental authority or agency (including any judicial body).

Section 5.09 Acceptance of Engine Kit. On or prior to each Funding Date, the related Engine Kit shall have been delivered to and accepted by Borrower and Borrower shall have good and marketable title to such Engine Kit free and clear of all Liens.

Section 5.10 Solvency. Borrower (a) has sufficient capital to carry on all businesses and transactions in which it engages or is about to engage, (b) owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower’s debts, (c) is solvent, (d) will continue to be solvent after assuming all obligations related to the Basic Documents, and (e) is able to pay its debts as they mature.

Section 5.11 No Governmental Approvals, Notices and Filings. No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any federal, state, or local governmental authority is or will be required with respect to Borrower’s execution, delivery, or performance of each Basic Document to which it is a party or if any such consent, approval, notice, registration, or action is required, it will have been duly given or obtained on or before the pertinent Funding Date.

Section 5.12 Compliance with Laws. Borrower is in compliance with all applicable laws and regulations, including, without limitation, environmental laws and laws and regulations relating to corruption and bribery, provided that, in the case of such laws and regulations (other than laws and regulations relating to corruption and bribery), Borrower may have complied only to the extent necessary to ensure that non-compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

[Credit Agreement]

6. AFFIRMATIVE COVENANTS

So long as any Note, or any amount owed by Borrower under any Basic Document, remains outstanding or unpaid:

Section 6.01 Financial Statements. Borrower shall furnish to each Lender:

(a) within forty-five (45) days after the end of the first three quarterly periods in each fiscal year of Borrower, a consolidated balance sheet of Guarantor and its consolidated subsidiaries (including Borrower) prepared by it as of the close of such period, together with the related consolidated statements of income for such period; and

(b) within one hundred twenty (120) days after the last day of each fiscal year of Borrower, a consolidated copy of the audited balance sheet of and related statements of income and cash flows of Guarantor and its consolidated subsidiaries (including Borrower) at and as of the end of such fiscal year, each of which shall be prepared in accordance with GAAP and shall be accompanied by an opinion of a firm of independent public accountants of nationally recognized standing that said financial statements fairly present in all material respects the financial condition and results of operations of Guarantor as of, and for, such period in accordance with GAAP.

Section 6.02 [INTENTIONALLY OMITTED]

Section 6.03 Corporate Existence. Except as permitted by Section 6.04, Borrower shall maintain its existence as a corporation in good standing.

Section 6.04 Merger, etc. Borrower shall not consolidate with or merge into any other corporation, or convey, transfer, or lease all or substantially all of its assets as an entirety to any Person, unless:

(a) the Person formed by such consolidation or merger, or the Person who acquires by conveyance, transfer, or lease all or substantially all of Borrower’s assets as an entirety (the “Successor”) is a Section 1110 Airline;

(b) in the case of such a consolidation, merger, conveyance, transfer, or lease, the Successor: (x) executes and delivers to Lenders an agreement, in form and substance reasonably satisfactory to Lenders, containing an assumption by the Successor of the due and punctual performance and observance of Borrower’s obligations under the Basic Documents to which Borrower is then a party (including this covenant), and (y) makes such filings, registrations and recordings, as are necessary to evidence such consolidation, merger, conveyance, transfer, or lease with or to the Successor;

(c) such transaction shall not (1) create any Event of Default, or (2) materially impair Borrower’s or the Successor’s (as the case may be) ability to perform its obligations under the Basic Documents; and

[Credit Agreement]

(d) Borrower or the Successor delivers to Lenders, promptly upon consummation of such transaction, an Officer’s Certificate stating that the conditions precedent set forth in clauses (a), (b), and (c) have been complied with and an opinion of counsel for Borrower or for the Successor, in form and substance reasonably satisfactory to Lenders, (1) stating that the agreements entered into to effect such consolidation, merger, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor (or in the case of a merger, by Borrower) and that they (and the Basic Documents so assumed) constitute legal, valid, and binding obligations of the Successor (or in the case of a merger, of Borrower), enforceable in accordance with their terms (to the same extent as the Basic Documents so assumed were enforceable against Borrower immediately prior to such transaction), (2) stating that all conditions precedent which are legal in nature provided for in this Agreement and relating to such transaction have been fulfilled and (3) containing such other customary matters Lender reasonably requests.

Upon any such consolidation, conveyance, merger, transfer, or lease, the Successor shall succeed to, shall be substituted for, and may exercise every right and power of Borrower under the Basic Documents to which Borrower is a party, with the same effect as if the Successor had been named as Borrower therein. No such conveyance, transfer, or lease of substantially all Borrower’s assets as an entirety shall have the effect of releasing Borrower (or any Successor) from its liability under the Basic Documents to which it is a party.

Section 6.05 Citizenship and Air Carrier Status. Borrower will at all times remain a Section 1110 Airline.

Section 6.06 Disposition of Assets. Except as permitted by Section 6.04, Borrower will not transfer or assign assets, or pay dividends to any affiliate, subsidiary, or related company, if such a transfer, assignment, or payment would materially impair Borrower’s ability to meet its obligations under the Basic Documents.

Section 6.07 ERISA Information. Borrower will cooperate with all reasonable requests by any Lender (including reasonable requests for information) to determine whether any proposed transfer by such Lender of its interest in the Basic Documents would violate ERISA.

Section 6.08 Compliance with Laws. Borrower will comply with all applicable laws and regulations, including, without limitation, environmental laws and laws and regulations relating to corruption and bribery, provided that, in the case of such laws and regulations (other than laws and regulations relating to corruption and bribery), Borrower need comply only to the extent necessary to ensure that non-compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

7. CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT

Section 7.01 Conditions Precedent to First Funding. Initial Lender’s obligation to purchase the relevant Note on the first Funding Date is subject to the satisfaction of the following conditions precedent and the Initial Lender’s receipt on or before such initial Funding Date of the following, in form and substance reasonably satisfactory to Initial Lender:

(a) an executed copy of this Agreement;

[Credit Agreement]

(b) a certificate of Borrower’s secretary, dated the Funding Date, certifying attached copies of the resolutions of Borrower’s board of directors evidencing approval of the transactions contemplated by the Basic Documents to which it is (or is to become) a party, and showing the names and copies of the specimen signature(s) of Borrower’s officer(s) authorized to sign this Agreement and the related documents to which it is (or is to become) a party;

(c) an executed copy of the Guaranty;

(d) an executed copy of the Purchase Agreement;

(e) executed copies of the Credit Agreement Amendments; and

(f) executed copies of the Security Agreement Amendments.

Section 7.02 Conditions Precedent to Each Funding. Initial Lender’s obligation to purchase each relevant Note (including each relevant Note on the initial Funding Date) is subject to the additional conditions precedent that:

(a) Initial Lender shall, to the extent set forth below, have received the following, each dated as of the pertinent Funding Date, in form and substance reasonably satisfactory to Initial Lender:

(1) Initial Lender shall have received the Note for the relevant Engine Kit, duly executed by Borrower,

(2) an Officer’s Certificate certifying: (x) Borrower’s representations and warranties in Section 5 of this Agreement are true and accurate as though made on the Funding Date, and (y) no Event of Default exists or will result from Initial Lender’s purchase of its Note,

(3) (i) an officer’s certificate of Guarantor certifying Guarantor’s representations and warranties in Section 9 of the Guaranty are true and accurate as though made on the Funding Date, and (ii) a compliance certificate certified by the Chief Financial Officer of the Guarantor stating that the Guarantor’s consolidated available cash and cash equivalents, including any available credit facility, is not less than $35,000,000.

(4) an opinion from Borrower’s in-house counsel as to the matters contemplated thereby,

(5) on the initial Funding Date only, an opinion from Guarantor’s in-house counsel as to the Guaranty and the matters contemplated thereby,

(6) on the initial Funding Date only, an opinion from Smith, Gambrell & Russell, LLP, special New York counsel to Borrower and Guarantor as to the matters contemplated hereby,

[Credit Agreement]

(7) on the initial Funding Date only, a favorable opinion from Daugherty Fowler Peregrin Haught & Jenson, special FAA counsel, in customary form, covering the Security Agreement Amendments;

(8) an anti-corruption declaration and a disclosure consent from the Exporter addressed to the Initial Lender,

(9) a favorable opinion of Vedder Price P.C., special counsel to the Initial Lender, as to the matters contemplated thereby,

(10) such additional opinion(s) and document(s) the Lender requests,

(11) a certificate of Borrower’s secretary, dated the Funding Date, certifying attached copies of the resolutions of Borrower’s board of directors evidencing approval of the transactions contemplated by the Basic Documents to which it is (or is to become) a party and showing the names and copies of the specimen signature(s) of Borrower’s officer(s) authorized to sign this Agreement and the related documents to which it is (or is to become) a party,

(12) on the initial Funding Date only, a certificate of Guarantor’s secretary, dated such Funding Date, certifying attached copies of the resolutions of Guarantor’s board of directors evidencing approval of the transactions contemplated by the Basic Documents to which it is (or is to become) a party and showing the names and copies of the specimen signature(s) of Guarantor’s officer(s) authorized to sign the Guaranty and the related documents to which it is (or is to become) a party, and

(13) Initial Lender shall have received a Payment Confirmation Letter pertaining to the engine to which the relevant Engine Kit relates;

(b) Borrower’s and Guarantor’s representations and warranties in the Basic Documents shall be true and accurate as though made on and as of such Funding Date;

(c) no Event of Default shall exist or shall result from Initial Lender’s purchase of its Note;

(d) with respect to the initial Funding Date only, all filings, recordings, registrations and other actions necessary to establish, protect, preserve, and perfect the applicable mortgagee’s and the other secured parties’ interests under the Security Agreement Amendments shall have been duly made or taken in the appropriate jurisdictions, and evidence of such filings, registrations, recordings, and other actions provided to the Initial Lender;

(e) all necessary consents, approvals, licenses, permits, declarations, or registrations then required in connection with Borrower’s execution, delivery, and performance of the Basic Documents and the transactions contemplated thereby shall have been obtained;

(f) since December 31, 2014, no Materially Adverse Change shall have occurred;

[Credit Agreement]

(g) Initial Lender shall have received the following, each dated as of the pertinent Funding Date: (1) the Note issuable to it with respect to the relevant Engine Kit, duly executed by Borrower, and (2) an executed copy of each document referred to in

Section 7.02(a)(2) through (12);

(h) Initial Lender shall have received a Funding Notice as referred to in Section 2.02 of this Agreement;

(i) Initial Lender shall have received evidence satisfactory to it that the Financed Amount for an Engine Kit does not exceed the purchase price of such Engine Kit, as evidenced by (I) a purchase invoice from the Borrower or Exporter and (II) a certificate from the Exporter which attests to the NEKP and all price discounts and other cash credits, credits or concessions with respect to the Engine Kit;

(j) Initial Lender shall have received (A) the relevant Arrangement Fee due on such Funding Date pursuant to Section 13.15 and (B) the amount of the Commitment Fee due and owing as of such Funding Date, if any, pursuant to Section 13.14;

(k) no Code Share Event shall have occurred; and

(l) Since the date hereof, no Specified Carrier Bankruptcy Event shall have occurred.

Section 7.03 Conditions Precedent to Borrower’s Obligations. Borrower’s obligations on each Funding Date are subject to Borrower’s receipt, on or before such Funding Date, of the following, each in form and substance reasonably satisfactory to Borrower:

(a) with respect to the initial Funding Date only, this Credit Agreement, executed by the Initial Lender;

(b) with respect to the initial Funding Date only, the tax forms referred to in Section 9.02(j); and

(c) such additional opinion(s) and document(s) as Borrower reasonably requests.

8. EVENTS OF DEFAULT; REMEDIES

Section 8.01 Events of Default. Each of the following shall constitute an “Event of Default”:

(a) (1) Borrower fails to make any payment due from Borrower on any Note or under any Basic Document when due, and such failure continues for five (5) Business Days (as to principal, interest, and amounts payable under Section 4.02 or 4.03) or ten (10) Business Days (as to all other amounts due) after Borrower’s receipt of notice of such failure from Initial Lender, or (2) Guarantor fails to make any payment due from Guarantor under the Guaranty when due, and such failure continues for ten (10) Business Days after Guarantor’s receipt of notice of such failure from Initial Lender;

[Credit Agreement]

(b) any representation or warranty made by any Obligor in the Basic Documents, or in any certificate or other document that it furnishes pursuant to the Basic Documents, is incorrect in any material respect when made (and, if the effect(s) of such incorrectness is/are reasonably curable, such effect(s) continue(s) for thirty (30) days after such Obligor’s receipt of notice of such incorrectness from Initial Lender);

(c) Borrower violates Section 6.03 or 6.05;

(d) any Obligor fails in any material respect to perform any other covenant or agreement in the Basic Documents, and such failure to perform continues for thirty (30) days after such Obligor’s receipt of notice of such default from Initial Lender (one hundred fifty (150) days after such Obligor’s receipt of such notice if (1) such covenant or agreement is reasonably curable, and (2) such Obligor is diligently pursuing a cure of such failure);

(e) an Obligor (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a majority of its property, (2) makes a general assignment for the benefit of its creditors, (3) commences a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (4) files a petition seeking to take advantage (as debtor) of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (5) fails to controvert in a timely manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the federal Bankruptcy Code;

(f) a proceeding or case is commenced, without an Obligor’s application or consent, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, or the like of such Obligor or of all or a majority of its assets, or (3) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and (if such Obligor is contesting the proceeding on a reasonable basis and in good faith) such proceeding or case continues undismissed, or an order, judgment, or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of ninety (90) days; or an order for relief against such Obligor is entered in an involuntary case under the federal Bankruptcy Code;

(g) the Guaranty ceases to be in full force and effect or the Guarantor fails to comply with any material term, condition or covenant set forth in the Guaranty;

(h) so long as the Initial Lender is the holder of at least ten percent (10%) of the Notes in respect of any Engine Kit, an “Event of Default” or similar event shall have occurred and be continuing under any Other EDC Transaction;

(i) a Code Share Event shall have occurred and be continuing;

(j) a Specified Carrier Bankruptcy Event shall have occurred and be continuing; or

(k) a Coverage Ratio Event shall have occurred and be continuing and shall have become an Event of Default pursuant to the terms of Section 10(c)(ii) or 10(c)(iii) of the Guaranty.

[Credit Agreement]

Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 8.01(j) above, and provided that no other Event of Default shall have occurred and be continuing, the Lender will, without prejudice to its rights and remedies set out in Section 8.02 below and in its sole and absolute discretion, consult with the Borrower regarding such Event of Default and the Borrower’s compliance therewith (which consultation may consider whether any cost overruns are the result of timing issues related to engine event maintenance costs which, absent such issues, would have avoided such Event of Default).

Section 8.02 Remedies. If an Event of Default (other than under Section 8.01 (e) or (f)) exists, Lender may (and upon its receipt of written request by a Majority in Interest of Lenders shall) declare all Notes to be immediately due and payable, whereupon all Notes shall become and be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which Borrower hereby waives, and all lending commitments hereunder shall terminate. If an Event of Default under Section 8.01(e) or (f) occurs, all Notes automatically shall become immediately due and payable and all lending commitments hereunder automatically shall immediately terminate, without presentment, demand, protest, or notice of any kind, all of which Borrower hereby waives. Upon the occurrence of any Event of Default, Lender may exercise any of its rights and remedies under the Basic Documents.

9. BORROWER’S INDEMNITIES

Section 9.01 General Indemnity. (a) General. Borrower assumes liability for, and agrees to indemnify each Indemnitee, on an After-Tax Basis, against, whether or not the transactions contemplated herein or in any of the other Basic Documents are consummated, any and all Liabilities.

“Liabilities” means any and all liabilities, obligations, losses, damages, penalties, claims (including claims involving negligence, strict or absolute liability, liability in tort, and liabilities arising out of violation of laws or regulatory requirements of any kind), suits, actions, costs, expenses, and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever imposed on, incurred by, or asserted against an Indemnitee, whether or not such Indemnitee is indemnified as to such matter by any other Person, relating to or arising out of: (aa) any of the Basic Documents or any of the transactions contemplated herein or therein or the enforcement thereof, including any misrepresentation or breach of warranty of Borrower contained therein or in any document or certificate of Borrower delivered pursuant thereto or the breach of any agreement or covenant by Borrower, or the failure by Borrower to perform any of its obligations under the Basic Documents, or (bb) the manufacture, assembly, design, purchase, acceptance, resale, rejection, refinancing, non-use, alteration, replacement, existence, control, refurbishment, service, removal, redelivery, substitution, ownership, delivery, lease, possession, repossession, return, use, operation, maintenance, condition, overhaul, testing, insuring, transportation, importation, exportation, modification, repair, fitness for use, merchantability, abandonment, sale, return, storage, transfer of title, or other disposition of an Engine Kit, any Note, or any Engine Kit or any part thereof or any accident in connection

[Credit Agreement]

therewith whether or not relating to loss or damage to any property, or death or injury of, or other loss suffered by, any Person (including latent and other defects, whether or not discoverable, strict tort liability, and any claim for patent, trademark, or copyright infringement), or (dd) the offer or sale of any interest in the Engine Kit or any Note, or (ee) any “prohibited transaction” within the meaning of ERISA Section 406 or Code Section 4975(c) in any way relating to, arising out of or resulting from the offer, sale, resale, purchase, delivery or holding of any Notes or interest thereon or in any transaction contemplated by the Basic Documents, whether occurring before, on, or after the date hereof, or (ff) any violation of any law, relating to the possession, use or maintenance of the Engine Kit.

However, Borrower shall not be required to indemnify any Indemnitee: (aa) for any Liability arising out of the gross negligence, willful misconduct, misrepresentation, or breach of contract of such Indemnitee (other than gross negligence imputed to an Indemnitee solely by reason of its interest in any Engine Kit), or such Indemnitee’s ordinary negligence in exercising its right of inspection, (bb) for any Liability constituting Taxes, whether or not Borrower is required to indemnify therefor pursuant to Section 9.02; provided, that this clause (bb) shall not apply to Taxes (x) taken into consideration in making any payment pursuant to this Section 9.01 on an After-Tax Basis, or (y) arising out of any “prohibited transaction” within the meaning of ERISA Section 406 or Code Section 4975(c) (but in the case of (y) only to the extent occurring because of a misrepresentation by Borrower), (cc) for any Liability attributable to the sale or other transfer of all or part of such Indemnitee’s interest in any Engine Kit or any Note other than a sale or other transfer as a result of (e.g., such sale or transfer is viewed by the transferor as the transferor’s “exit strategy” in connection with such Event of Default), or in connection with the exercise of remedies during the continuance of, an Event of Default, , or at Borrower’s request or direction, or as required by any of the Basic Documents, or (dd) any Indemnitee’s liability as a manufacturer or maintenance provider.

Borrower hereby waives and releases any claim now or hereafter existing against any Indemnitee arising out of death or personal injury to personnel or agents of Borrower or any Affiliate, loss or damage to property of Borrower, its agents, or any Affiliate, which may result from or arise out of the items referred to in clause (bb) of the definition of Liabilities set forth in this Section 9.01 while any of the Notes are outstanding, including any latent or patent defect, whether or not discoverable, except to the extent any such claim arises out of the gross negligence, willful misconduct, or misrepresentation of or breach of its obligations under the Basic Documents by such Indemnitee.

(b) Contests. If any claim for a Liability is made against Borrower or any Indemnitee and such party has received notice thereof, such party receiving notice of such Liability shall promptly notify all affected Indemnitees or Borrower, as the case may be, provided, that the failure to provide such notice promptly or to notify Borrower shall not release Borrower from any of its obligations to indemnify hereunder, except to the extent that such failure adversely affects any applicable defense or counterclaim, or otherwise increases the amount Borrower would have been liable for in the absence of such failure. If no Specified Default shall exist, Borrower shall have the right to investigate and defend or (so long as Borrower has acknowledged in writing to the relevant Indemnitee that Borrower is liable to such Indemnitee for such Liability), compromise any Liability for which it may be required to indemnify under this Section 9.01, and each Indemnitee agrees to cooperate with all reasonable

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requests of Borrower in connection therewith. Notwithstanding any of the foregoing to the contrary, Borrower shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings or compromise any Liability if (aa) any Specified Default shall exist, or (bb) such proceedings would involve the imposition of criminal liability on an Indemnitee or if such contest will, in the reasonable opinion of such Indemnitee, be inappropriate under applicable standards of professional conduct. The reasonable fees and expenses of such Indemnitee’s counsel shall be paid by Borrower if any of the circumstances described in clauses (aa) or (bb) above exists. An Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Borrower pursuant to the preceding provisions. Each Indemnitee shall cooperate with all reasonable requests of the insurers in the exercise of their rights to investigate, defend, or compromise such claim as may be required by such policy to maintain the insurance coverage provided to the parties thereunder. To the extent that any Indemnitee receives indemnification payments under this Section 9.01, Borrower shall be subrogated to such Indemnitee’s rights with respect to the transaction or event requiring or giving rise to such indemnity to the extent of any indemnity payment made, other than to any insurance policies maintained by such Indemnitee.

(c) Survival. The indemnities in this Section 9.01 shall survive the expiration or other termination of the Basic Documents as to acts occurring or circumstances existing on or before such expiration or termination.

(d) Payment. Subject to the provisions of clause (b) above, Borrower agrees to pay a claim for any Liability by an Indemnitee within ten (10) Business Days of written demand therefor.

Section 9.02 General Tax Indemnity. (a) General. Borrower agrees that all payments on any Note and all payments by Borrower to any Lender in connection with the transactions contemplated by the Basic Documents shall be free and clear of, and without deduction for, any and all withholdings of any nature whatsoever, except as otherwise provided in the first two paragraphs of this Section 9.02(a). If any deduction or withholding is required with respect to any amount payable on any Note or any other amounts payable by Borrower that are enumerated (and not excepted) above, Borrower shall pay an additional amount such that the net amount actually received by each Indemnitee, after such deduction or withholding, will be equal to all such amounts that would be received by such Indemnitee if no such deduction or withholding had been required. Each Indemnitee shall file and provide to Borrower such returns, statements, or other documentation as shall enable it to claim to the extent possible any reduced rate of Tax withholding or any exemption from Tax withholding with respect to any Taxes to which the terms of this Section 9.02(a) apply, in each case, properly available under applicable law or any applicable treaty, provided that, (i) except in the case of Tax withholding required by the United States government on interest income, Borrower shall have provided to such Indemnitee timely notice of the requirement for such returns, statements, or other documentation, (ii) such Indemnitee has in good faith determined it would suffer no adverse tax consequences by providing the applicable return, statement, or other documentation, and (iii) Borrower has agreed to pay, and does pay after demand therefor, on an After-Tax Basis, all costs and expenses incurred by such Indemnitee in providing the applicable return, statement, or other documentation. If and to the extent that such Indemnitee fails to file or provide any such return, statement, or other documentation required pursuant to the preceding sentence and as a result

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thereof either (1) Tax withholding is required at a rate which is higher than that which would have been applicable had such return, statement or other documentation been filed or provided, or (2) Tax withholding is required which would not have been required had such return, statement, or other documentation been filed or provided, Borrower’s obligation to make the increased payment otherwise required by this Section 9.02(a) shall be limited to the amount which would have been required if such Indemnitee had filed or provided such return, statement, or other documentation.

Notwithstanding the foregoing, if any deduction or withholding of Taxes imposed by the United States government (including any such deduction or withholding of Taxes imposed under FATCA) is required by applicable law (after taking into account any applicable treaty) with respect to any amount payable on any Note or under the other Basic Documents (other than to Initial Lender (it being understood and agreed payments to whom shall be governed by the first paragraph of Section 9.02(a))), Borrower shall make, and the Lender shall receive, such payment net of such required deduction or withholding, and Borrower shall not be required to make the additional payment otherwise required by this Section 9.02(a) with respect to such deduction or withholding, except in the case of any such deduction or withholding of Taxes imposed by the United States government (other than such Taxes imposed under FATCA) that is required as a result of any amendment to or change in applicable law, which amendment or change becomes effective after the date the Lender becomes a Lender hereunder (a “Change in Law”). In the event that there is a Change in Law and a Lender (other than Initial Lender) becomes subject to a deduction or withholding requirement, such Lender shall use reasonable efforts to transfer the affected Note to a branch or Affiliate located in a jurisdiction not affected by such withholding Tax or with respect to which a lower withholding Tax applies, if such transfer would not result in any economic disadvantage or adverse Tax consequences to such Lender and would not otherwise be disadvantageous (except to a de minimis extent) (unless, in the case of any economically quantifiable detriment, Borrower has agreed to indemnify against such detriment in a manner reasonably satisfactory to such Lender). If such transfer is made, such Lender shall, as promptly as practicable, fulfill or cause to be fulfilled the obligations under Section 9.02(j) with respect to any branch or Affiliate. If a Lender receives a payment without a deduction or a withholding that is required by applicable law but is not Borrower’s responsibility under this Section 9.02(a), the pertinent Lender shall reimburse Borrower for any amount, including interest and penalties imposed by the United States government, that Borrower is required to make with respect to such payment. Notwithstanding any other provision of this paragraph, a Lender shall be indemnified, to the extent provided for elsewhere in this Section 9.02, for any deduction or withholding that is required because (i) Borrower is not or does not remain an entity that is a United States person within the meaning of Code Section 7701(a)(30), or (ii) Borrower is not managed and controlled within the United States, or conducts activities outside the United States, in either case with the consequence that payments are made, deemed, or treated as made by Borrower from outside the United States. Regardless of the applicability of any other provision of this paragraph, if any deduction or withholding is required by applicable law with respect to any Note, Borrower shall promptly pay the full amount of such required deduction or withholding to the appropriate taxing authority and deliver to the Lender as soon as practicable thereafter a receipt issued by such taxing authority or a statement of Borrower confirming the payment to such taxing authority of all amounts so required to be deducted or withheld.

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Whether or not any of the transactions contemplated hereby or in any of the other Basic Documents are consummated, subject to Section 9.02(b), Borrower shall pay, and shall indemnify and hold harmless on an After-Tax Basis each Indemnitee from and against, any and all fees, taxes, licenses, levies, imposts, duties, excises, assessments, charges, or withholding of any nature, together with any penalties, fines, additions to tax, or interest thereon, however imposed, whether levied or imposed upon such Indemnitee, Borrower, or any Engine Kit or any part thereof, by any federal, state, or local taxing authority within the United States or any territory or possession thereof, or by any foreign or international taxing authority (all such fees, taxes, licenses, levies, imposts, duties, excises, assessments, charges, withholdings, penalties, fines, additions to tax, and interest being “Taxes”) relating to: (aa) any Engine Kit, or any interest therein, (bb) the acquisition, manufacture, purchase, mortgaging, initial financing, refinancing, ownership, delivery, non-delivery, redelivery, transport, location, assignment, alteration, improvement, possession, presence, use, replacement, substitution, operation, insurance, installation, modification, rebuilding, overhaul, condition, storage, maintenance, repair, sale, return, abandonment, preparation, transfer of title, acceptance, importation, exportation, rejection, or other disposition of any Engine Kit, or any interest in any of the foregoing; (cc) the Notes, or the issuance, acquisition, transfer, or assumption thereof, or refinancing thereof, or the payment of any amounts thereon; (dd) the execution, delivery, or performance of any of the Basic Documents or any future amendment, supplement, waiver, or consent (thereto requested or consented to by Borrower) or in connection with a Specified Default, or any of the transactions contemplated thereby, or any proceeds or payments or amounts payable under any thereof; (ee) the property or the income or other proceeds with respect to any Engine Kit; or (ff) otherwise with respect to or in connection with the transactions contemplated by the Basic Documents.

Notwithstanding the foregoing, the third paragraph of this Section 9.02(a) shall not obligate Borrower to pay or indemnify for any of the following:

(i) in the case of any Indemnitee, any Taxes (including any withholding Taxes other than withholding Taxes for which an Indemnitee may be indemnified hereunder pursuant to the first and second paragraphs of this Section 9.02(a)) imposed by the United States government or by any state, local or foreign taxing authority based on, or measured by or with respect to gross or net income, net or gross receipts, minimum tax, capital, franchise, net worth, excess profits, value added, or conduct of business of such Indemnitee (other than any such Taxes which are in the nature of sales or use taxes, license or excise taxes, property taxes, ad valorem taxes, value added taxes (to the extent not imposed in direct and clear substitution for an income tax), stamp or document taxes, registration or recording taxes, or goods and services or transaction privilege taxes and other than amounts necessary to make payments on an After-Tax Basis), in each case however denominated, as a result of such Indemnitee’s being organized in, physically holding the Notes in, or conducting business unrelated to the transactions contemplated in the Basic Documents in, the jurisdiction imposing such Tax.

(ii) Taxes imposed with respect to any period following the payment by Borrower of all amounts due and payable under the Basic Documents, except to the extent coinciding with such event;

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(iii) Taxes which arise out of or are caused by a breach by an Indemnitee of any of its covenants, representations, and warranties under the Basic Documents;

(iv) any Tax imposed upon or as a result of a transfer or other disposition by or to an Indemnitee of any interest in any Note, Engine Kit, or any part thereof or Basic Document, other than any such transfer or disposition (a) while any Event of Default exists, or (b) in order to effect the transactions or transfers contemplated to occur under the Basic Documents on a Funding Date,

(v) in the case of any Indemnitee, withholding Taxes imposed on any transferee of the interests held by such Indemnitee (other than a transferee who has acquired its interest as a result of a transfer pursuant to an exercise of remedies following an Event of Default) (a) if such Tax would not have been imposed on the original Indemnitee, or (b) to the extent such Tax exceeds the amount of Tax that would have been imposed on the original Indemnitee;

(vi) in the case of any Indemnitee, Taxes to the extent resulting from the gross negligence or willful misconduct of such Indemnitee or any officer, director, agent, or employee of such Indemnitee, other than any such gross negligence or willful misconduct imputed to such Indemnitee by reason of any action or inaction of (a) Borrower, (b) any other Indemnitee, or (c) any officer, director, agent, or employee of any Person described in clauses (a) or (b) above;

(vii) Taxes that have been paid by Borrower as transaction expenses under Section 13.03 and that have been timely and properly paid to the appropriate taxing authority;

(viii) in the case of a Lender, any Tax to the extent that such Tax would not have been imposed but for the failure of such Lender to comply with any certification, documentation, or similar requirements concerning the nationality, residence, or identity of such Lender which, if properly complied with, would have resulted in an exemption from, or a reduced rate of, such Tax for which such Lender was otherwise eligible, provided that Borrower gave such Lender timely notice of such requirement, such Lender would suffer no adverse consequences by so complying, and Borrower has agreed to pay, and does pay after demand therefor, on an After-Tax Basis, all costs and expenses incurred by such Lender in so complying;

(ix) in the case of a Lender, any Tax imposed by means of withholding, other than any such Tax to be indemnified hereunder solely as and to the extent set forth in the first and second paragraphs of this Section 9.02(a);

(x) in the case of any Indemnitee, Taxes imposed in respect of a “prohibited transaction” within the meaning of ERISA arising out of a breach by such Indemnitee of its representations or covenants; and

(xi) any Tax imposed under FATCA.

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(b) Contests. If any written claim is made against any Indemnitee or if any proceeding is commenced against any Indemnitee for any Taxes as to which Borrower may have indemnity obligation pursuant to Section 9.02(a), such Indemnitee shall notify Borrower of such claim within thirty (30) days after such Indemnitee receives notice of such claim or proceeding; provided, that failure to provide such notice to Borrower shall not affect the obligation of Borrower to provide indemnity hereunder with respect to the Taxes that are the subject of such claim or proceeding unless and except to the extent that (i) such failure (whether by adversely affecting a counterclaim or defense, or otherwise) increases the amount for which Borrower would have been liable in the absence of such failure, or (ii) such failure results in the imposition of, or an increase in the amount of, any penalties, interest, or additions to Tax related to the Tax which is the subject of such claim or proceeding.

Upon Borrower’s timely written request, the Indemnitee shall, in good faith, with due diligence, and at Borrower’s expense, contest the validity, applicability, or amount of such Taxes by, in such Indemnitee’s discretion after consultation with Borrower, (aa) resisting payment thereof, (bb) not paying the same except under protest, if protest is necessary and proper, or (cc) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that the Indemnitee shall not be required to take or continue any action pursuant to this sentence unless and until (u) except in the case when the Borrower controls the contest, such claim relates to Taxes for which Borrower may be liable hereunder in an amount in excess of $5,000 or Taxes for which the Borrower may be liable hereunder or otherwise in an aggregate amount in excess of $10,000; (v) such Indemnitee shall have received from Borrower (at Borrower’s expense) an opinion of tax counsel to the effect that a reasonable basis exists within the meaning of ABA Formal Opinion No. 83352, or any successor thereto, for contesting such claim; (w) Borrower agrees to pay and shall timely pay, on an After-Tax Basis, on demand to such Indemnitee all reasonable costs and expenses that such Indemnitee actually incurs in connection with and reasonably allocable to contesting such claim (including reasonable legal and accounting fees, penalties, interest, and additions to tax); (x) if a Specified Default has occurred and is continuing, Borrower provides security for its obligations under Section 9.02(a) reasonably satisfactory to such Indemnitee; (y) if the Indemnitee decides after consultation with Borrower to pay the Tax prior to the contest, Borrower shall provide to the Indemnitee an interest-free advance in an amount equal to the Tax which the Indemnitee is required to pay and shall, in such case, pay any additional amount required to hold such Indemnitee harmless against any adverse Tax consequences arising from such advance (and if such contest is finally determined adversely, the amount of such advance shall be applied against Borrower’s obligation to indemnify the Indemnitee against the Tax which is the subject of such contest); and (z) the action to be taken will not involve any risk of criminal liability on the Indemnitee or of a sale, forfeiture, or loss of any Engine Kit, or the creation of any Lien other than Liens for the Taxes being contested unless Borrower posts a bond or other security reasonably satisfactory to the Indemnitee in respect to such risk (other than in the case of a risk of criminal liability).

Any contest required pursuant to the preceding paragraph shall be conducted by Borrower in the name of Borrower, if permitted by law, with respect to (i) any claim which involves only Taxes or claims for which Borrower is required to indemnify hereunder, or (ii) any claim which can be segregated and contested separately without material adverse unindemnified consequences for such Indemnitee, provided, Borrower shall have acknowledged in writing its

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obligation to indemnify the applicable Indemnitee with respect to such contest without regard to the exclusions in Section 9.02(a)(i) through (xi). Any other contest shall be at the control and discretion of the Indemnitee. If Borrower satisfies the conditions imposed on it in this Section 9.02(b) and an Indemnitee nevertheless fails to contest and refuses to permit Borrower to contest under and as and to the extent required by this Section 9.02(b), then Borrower shall not be obligated to indemnify such Indemnitee for such claim or for any other claim for which a successful contest is adversely affected in any material respect because of such failure to contest or to permit a contest. In addition, the Indemnitee shall not settle, concede, or compromise any contest without Borrower’s prior written consent unless the Indemnitee forgoes its right to be indemnified for such claim, and any such settlement, concession, or compromise without the prior written consent of Borrower shall constitute a waiver of such Indemnitee’s rights to indemnification hereunder with respect to such claim and any other related claim for which a successful contest is adversely affected in any material respect because of such settlement, concession, or compromise. If the settlement proposal of a claim is acceptable to the Indemnitee but is unacceptable to Borrower, Borrower shall inform such Indemnitee of the amount for which Borrower would be willing to settle such claim and such Indemnitee may accept the settlement proposal; provided, that the amount of any indemnity payment which Borrower shall be required to pay to such Indemnitee under Section 9.02(a) in respect of such claim shall not exceed the amount for which Borrower would have been willing to settle such claim. Such Indemnitee shall promptly return such portion of any amounts (including any “gross up” paid thereon, but excluding the expense of contest), previously advanced by Borrower for the payment of the Taxes which were the subject of the contest, as exceeds the amount to which Borrower did not withhold its consent. If Borrower notifies such Indemnitee that the settlement proposal is unacceptable to Borrower, the Indemnitee shall treat such notification as Borrower’s request that such Indemnitee contest such claim for Taxes, in which case Borrower’s and such Indemnitee’s rights and obligations with respect to such taxes shall be as provided in this Section 9.02(b) without regard to the settlement proposal. An Indemnitee will not be required to appeal any decision to the United States Supreme Court or any similar court in a jurisdiction outside the United States.

If any Indemnitee actually obtains a refund (or would have actually received such a refund but for offset by matters not indemnifiable by Borrower under Section 9.02(a)) of all or any part of any Tax paid or reimbursed by Borrower, such Indemnitee shall promptly pay to Borrower the amount equal to the lesser of (x) the amount of such refund (or the amount of such offset) plus any interest thereon (less any Taxes imposed on such Indemnitee with respect to such interest) received from the relevant taxing authority (or which would have been received with respect to the amount of such an offset) plus the amount of any Tax benefits realized by such Indemnitee as a result of such payment (and net of any net Tax detriment resulting from the receipt of the refund and interest on the refund (after giving effect to such Indemnitee’s obligations to make payments to Borrower under this sentence)), and (y) the sum of (i) such Tax payment by Borrower to such Indemnitee plus (ii) any interest received by such Indemnitee with respect to such refund or offset plus (iii) any other payment other than the expenses of the contest by Borrower to such Indemnitee theretofore made (and not theretofore repaid to Borrower) pursuant to this Section 9.02(b), it being intended that such Indemnitee shall be entitled to a net tax benefit pursuant to this Section 9.02(b) only if Borrower has been reimbursed for any payments by it to such Indemnitee pursuant to this Section 9.02(b); provided, (a) such amount shall not be payable before such time as Borrower shall have made all payments or

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indemnities then due and owing to such Indemnitee by Borrower pursuant to the Basic Documents, (b) no Specified Default shall exist, and (c) the amount of such payment by the Indemnitee with respect to a Tax paid or indemnified by Borrower hereunder, together with all payments previously made to Borrower by the Indemnitee with respect to such Tax, shall not exceed the aggregate amount paid by Borrower to the Indemnitee with respect to such Tax pursuant to Section 9.02(a) other than the expenses of the contest. Any subsequent loss or disallowance of such refund (as a result of a redetermination of the claim giving rise to such refund by any taxing authority or as a result of a judicial proceeding with respect to such claim) or tax benefit shall be treated as a Tax subject to indemnification under Section 9.02(a) without regard to the exclusions in Section 9.02(a) and the provisions of this Section 9.02(b). If an Indemnitee receives an award of attorneys’ fees in a contest for which Borrower has paid an allocable portion of the contest expenses, such Indemnitee shall pay to Borrower that portion of the award that is directly related to the issues contested with respect to a Tax indemnified under this Section 9.02, taking into account the rules applicable to obtaining such an award and any decision of the court in making such award.

Nothing in this Section 9.02 shall require any Indemnitee to contest or permit the contest of a claim which it would otherwise be required to contest pursuant to this Section 9.02 if such Indemnitee waives payment by Borrower of (x) any amount that might otherwise be payable by Borrower under this Section 9.02 by way of indemnity in respect of such claim, and (y) any other amount that might otherwise be payable by Borrower by way of indemnification in respect of any other claim for which a successful contest is adversely affected in any material respect because of such failure to contest. In such event, such Indemnitee shall reimburse Borrower for all amounts paid by or on behalf of Borrower with respect to such non-contested claim other than the expenses of the contest.

(c) Payments and Repayments. All Taxes shall be paid when due and payable to the appropriate taxing authority, and all amounts payable as indemnities pursuant to this Section 9.02 shall be payable, to the extent not theretofore paid, within ten (10) Business Days of written demand by the appropriate Indemnitee (which demand shall include the basis for the indemnity and its computation, each in reasonable detail), except that Taxes being contested pursuant to Section 9.02(b) shall not be required to be paid, subject to clause (y) in the second paragraph of Section 9.02(b), before such contest is finally resolved. If, for any reason, Borrower makes any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Basic Documents or on any Engine Kit, which Taxes are not the responsibility of Borrower with respect to such Indemnitee under this Section 9.02, then such Indemnitee shall pay to Borrower within ten (10) Business Days of Borrower’s demand therefor an amount that equals the amount paid by Borrower with respect to such Taxes, plus interest at the Interest Rate from the date paid by Borrower to the date repaid to Borrower by such Indemnitee.

(d) Reports and Returns. If any report or return is required to be made with respect to any of Borrower’s obligations under this Section 9.02, Borrower shall in a timely and proper fashion, (x) to the extent required or permitted by law, make and file in its own name such return or report, and (y) in the case of any such return or report required to be made in the name of any Indemnitee, inform such Indemnitee of such fact and prepare such return or report for filing by such Indemnitee in a manner reasonably acceptable to the Indemnitee or, where such

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return or report is required to reflect items in addition to any obligations of Borrower under or arising out of this Section 9.02, provide such Indemnitee with information sufficient to permit such return or report to be properly made with respect to any obligations of Borrower under this Section 9.02 no later than thirty (30) days prior to the filing date of such return or report. Each Indemnitee shall provide to Borrower such information within that Indemnitee’s possession or control as is reasonably necessary for Borrower to complete and file any such report or return properly.

(e) Receipts and Records. Borrower shall use reasonable efforts to obtain official receipts indicating the payment of all Taxes that are subject to indemnification under this Section 9.02 and that are paid by Borrower, and shall promptly on request send to the Indemnitee each such receipt obtained by Borrower. Within a reasonable time after Borrower receives from an Indemnitee a written request for specified information or copies of specified records reasonably necessary to enable an Indemnitee to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it, Borrower shall provide such information or copies of such records to the requesting party.

(f) Borrower a Primary Obligor. Borrower’s obligations under the indemnities provided for in this Agreement are those of a primary obligor whether or not the Indemnitee is also indemnified against the same matter under any other Basic Document or any other document or instrument, and the Person seeking indemnification from Borrower may proceed directly against Borrower without first seeking to enforce any other right of indemnification.

(g) Payments on After-Tax Basis. Each payment and indemnity under this Section 9.02 shall be made on an After-Tax Basis; provided, that if any Indemnitee realizes any credits, deductions, or other tax benefits (or would have realized such a benefit if properly claimed) by reason of such payment or indemnity or, to the extent not otherwise taken into account in the computation of such payment or indemnity, as a result of the imposition or payment of any Tax with respect to which an indemnity has been paid hereunder, such Indemnitee shall pay to Borrower an amount equal to the lesser of (1) the sum of the amount by which such credits, deductions, and other tax benefits reduces the Taxes of such Indemnitee plus any tax benefit realized minus any tax detriment realized as the result of any payment made pursuant to this proviso, and (2) the amount of such payment by Borrower to or for the account of such Indemnitee plus the amount of any other payments (other than the expenses of the contest) by Borrower to or for the account of such Indemnitee theretofore made (and not theretofore repaid to Borrower pursuant to this Section 9.02(g), it being intended that no Indemnitee should be entitled to a net tax benefit pursuant to this Section 9.02(g) unless Borrower shall concurrently be made whole for any payments made by it to such Indemnitee pursuant to this Section 9.02(g)); provided, further, that any amount otherwise due to Borrower pursuant to this sentence shall be withheld to the extent of any payment or indemnity then due from Borrower to or on behalf of such Indemnitee pursuant to the Basic Documents and not made (and any amount so withheld shall not be payable before such time and to such extent as Borrower shall have made such payments or indemnities), and provided, further, no Specified Default shall exist. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of a tax benefit referred to in the first sentence of this Section 9.02(g) in a subsequent taxable year shall be indemnifiable pursuant to this Section 9.02 (without regard

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to the exclusions in Section 9.02(a) and the provisions of Section 9.02(b)). Notwithstanding anything contained herein or elsewhere in any Basic Document, neither Borrower nor any other Person shall have any right to inspect any Lender’s tax returns, books, records or other documents.

In determining the order in which any Indemnitee utilizes withholding or other foreign taxes as a credit against such Indemnitee’s United States income taxes, such Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; provided, that such other foreign taxes which are carried back to the taxable year for which a determination is being made shall be deemed utilized after foreign taxes described in clause (ii) below, and (ii) then, on a pro rata basis, all foreign taxes with respect to which such Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any loan agreement or other financing document (including this Agreement) that is similar to the indemnification provision in this Section 9.02.

(h) Interest. Borrower will pay to each Indemnitee, on demand, to the extent permitted by applicable law, interest at the Default Rate on the amount of any indemnity not paid when due pursuant to this Section 9.02, until it is paid (such default interest to be compounded on a quarterly basis until such payment). Such interest shall be paid in the same manner as the unpaid amount on which it is due. An Indemnitee will pay to Borrower, on demand, to the extent permitted by applicable law, interest at the Default Rate on the amounts of any payment required hereunder to be made by such Indemnitee to Borrower not paid when due pursuant to this Section 9.02, until it is paid (such default interest to be compounded on a quarterly basis until such payment).

(i) Survival. All indemnities, obligations, adjustments, and payments provided for in this Section 9.02 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement or any other Basic Document. The obligations of Borrower in respect of all such indemnities, obligations, adjustments, and payments are made for the benefit of, and shall be enforceable by, the Indemnitee entitled thereto, without declaring any Basic Document to be in default or taking any other action hereunder or thereunder, and notwithstanding any provision of any other Basic Document.

(j) Required Forms. Borrower agrees, to the extent required by applicable law, to withhold from each payment due hereunder or under any Note United States federal withholding Taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such reports, filings, and other reports in connection therewith, and in the manner, required under applicable law. Borrower shall furnish no later than March 15 of each year to each Lender a U.S. Treasury Form 1042S (or similar forms at any relevant time in effect), if applicable, indicating payment in full of any Taxes withheld from any payments by Borrower to such Lender together with all such other information and documents reasonably requested by such Lender and necessary or appropriate to enable such Person to substantiate a claim for credit or deduction with respect thereto for income tax purposes of any jurisdiction with respect to which such Person is required to file a tax return. Provided that each Lender which is a non-U.S. Person has furnished to Borrower (aa) two complete original signed copies of Internal Revenue Service Form W-8BEN or W-8EXP (or similar forms at any relevant

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time in effect) evidencing such Lender’s qualification for a complete exemption from withholding of United States federal income tax on payments made under any Note during the taxable year of such Lender to which such Form W-8BEN or W-8EXP relates, (bb) two complete original signed copies of Internal Revenue Service Form W-8BEN (or similar forms at any relevant time in effect) evidencing such Lender’s qualification for a reduction of, or complete exemption from, withholding of United States federal income tax on all payments made under any Note on the basis of any treaty between the United States and the country in which such Lender is a resident (or under the laws of which such Lender is entitled to the benefits of such treaty) during the taxable year of such Lender to which such Form W-8BEN relates, or (cc) two complete original signed copies of Internal Revenue Service Form W-8ECI (or similar forms at any relevant time in effect) evidencing the Lender’s complete exemption from withholding of United States federal income tax on interest payments made under and any Note during the taxable year of such Lender to which such Form W-8ECI relates, and provided Lender has furnished to Borrower two complete original signed copies of Internal Revenue Service Form W-8BEN, W-8EXP or Form W-8IMY (or similar forms at any relevant time in effect) with all required attachments, in the event such forms become applicable, then no amount or only the reduced amount required by applicable law shall be withheld from payments under the Notes held by such Lender in respect to United States federal income tax. Each Lender shall indemnify and hold harmless (on an After-Tax Basis) and Borrower against any claim for United States withholding Taxes which Lender improperly fails to withhold on payments to such Lender as a direct result of the failure by such Lender to provide the required certificate or Form or the invalidity of any certificate or Form provided by such Lender pursuant to this Section 9.02(j) (and providing such a certificate or Form shall constitute a representation of the relevant Lender as to such Lender’s qualification for complete exemption from United States federal gross income tax withholding or, in the event of a Change in Law for which Borrower is obligated to hold harmless the Lender pursuant to this Agreement, for partial exemption from such withholding).If a payment made to a Lender under any Basic Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by applicable law and at such time or times reasonably requested by Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

10. YIELD PROTECTION; ILLEGALITY

Section 10.01 Additional Costs.

(a) Borrower shall pay directly to each Lender from time to time such amounts as are necessary to compensate such Lender, on an After-Tax Basis, for any costs which are attributable to its purchase of any Notes hereunder (and reasonably allocable to such purchase, vis-à-vis all that Lender’s other purchases of a similar type), or any reduction in any amount receivable by such Lender in respect of any of such Notes, resulting from any Regulatory Change which imposes or modifies any reserve, special deposit, minimum capital, capital ratio,

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or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or changes in interpretation of such requirements or other similar measures effectively imposed or directed by public controlling bodies. Each Lender will notify Borrower of any event occurring after the date of this Agreement which will entitle that Lender to compensation pursuant to this Section 10.01(a) as promptly as practicable after it obtains knowledge thereof, if it determines to request such compensation. Each Lender will furnish Borrower with a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 10.01(a). No indemnity shall be payable under this Section 10.01: (aa) for any costs accruing earlier than thirty (30) days prior to the date of such notice by such Lender to Borrower, or incurred as a result of such Lender’s failure to give notice as promptly as required by this Section 10.01(a), (bb) unless such Lender is seeking similar compensation for such costs from its borrowers generally in connection with comparable loan financings, or (cc) to any successor Lender or to the extent caused by a Lender’s relocation or by its voluntary relocation of its Note(s) in either case to a jurisdiction other than the United States, Australia, Austria, Canada, England, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Sweden, or Switzerland, which (due to a then-existing Regulatory Change, or then-enacted future Regulatory Change) would require indemnification under this Section 10.01 to a greater extent than would the previous jurisdiction, or (dd) to the extent the costs are specific to the Lender and not commercial banks or insurance companies in general in the applicable jurisdiction.

(b) Without limiting the effect of Section 10.01(a) (but without duplication), Borrower shall pay to each Lender on the first Business Day after the last day of each Interest Period, so long as such Lender maintains reserves (including any marginal, supplemental, or emergency reserves) against “Eurocurrency liabilities” under Regulation D, an additional amount notified to Borrower by such Lender (which notice shall set forth in reasonable detail the basis for the determination of such amount), by not later than the last day of such Interest Period, equal to the product of the following for each day during such Interest Period:

(1) the principal amount of such Lender’s Floating Rate Notes outstanding on such day; times

(2) the remainder (expressed as a decimal) of (x) a fraction, the numerator of which is LIBOR for such day (expressed as a decimal), and the denominator of which is one minus the interest rate (expressed as a decimal) at which such Lender maintains such reserves on such day, minus (y) such numerator; times

(3) 1/360

(c) Determinations and allocations by any Lender for purposes of this Section 10.01 of the effect of any Regulatory Change pursuant to Section 10.01(a) or (b) on such Lender’s costs or rate of return of maintaining any Note, or on amounts receivable by it in respect of any Note, and of amounts required to compensate such Lender under this Section 10.01, shall be made by such Lender reasonably and in good faith and shall be conclusive.

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Section 10.02 Breakage Costs; Prepayment Premium.

(a) Borrower shall pay to each Lender, upon such Lender’s request, such amount as is sufficient, in such Lender’s reasonable opinion, to compensate it for any loss, cost or expense which is attributable to:

(1) any payment, prepayment or purchase of any Floating Rate Note in which such Lender has any interest for any reason (including the acceleration of the maturity of any Floating Rate Notes pursuant to Section 8.02, and the prepayment of any Floating Rate Note pursuant to Section 4.03, but excluding any other transfer of any Floating Note by any Lender, other than a sale or other transfer as a result of, or in connection with the exercise of remedies during the continuance of, an Event of Default, pursuant to an Event of Loss, or at Borrower’s request or direction, or as required by any of the Basic Documents) on a date other than Payment Date; or

(2) any failure by Initial Lender (because of a non-satisfaction of any of the conditions precedent specified in Section 7.01 or 7.02) to purchase any Floating Rate Note on a scheduled Funding Date specified by Borrower to Initial Lender;

provided that, in the case of the Initial Lender, the Initial Lender’s loss, cost or expense relating to any of the foregoing events shall be deemed to be an amount equal to the Initial Lender’s Breakage Costs.

Such amount payable by Borrower (x) shall not include losses, costs, or expenses attributable to any date more than one hundred eighty (180) days after the date of such payment or purchase or such Funding Date, and (y) shall be determined by the affected Lender reasonably and in good faith, which determination shall be conclusive, absent manifest error.

(b) Upon any prepayment of any Fixed Rate Note under Section 4.02 or acceleration of the maturity of a Fixed Rate Note under Section 8.02, in addition to the amounts payable under such section, Borrower shall pay a prepayment premium equal to the excess, if any, of (i) the present value of foregone scheduled principal and interest payments for the principal indebtedness prepaid discounted at a rate equal to the sum of (a) the interpolated semiannual rate to “swap” floating rate debt to fixed rate debt (offer side) for loans with a maturity closest to the remaining weighted average life to maturity of the remaining outstanding principal amount of such Fixed Rate Note, at 11:00 a.m. New York City time, two (2) Business Days prior to the relevant date of determination thereof (such rate to be obtained from the Bloomberg page IRSB (US Semi 30/360 – column 2 (Ask)) or any substitute or replacement page providing the same service) and (b) 0.50% per annum, over (ii) the amount of principal prepaid; provided that, no such amount shall be less than zero;. Such affected Lender will provide Borrower with a certificate setting forth in reasonable detail the basis for and amount of such Lender’s request for compensation.

Section 10.03 Illegality. If any change in any applicable state, federal or provincial law or in any interpretation or administration thereof by any governmental authority, central bank, or comparable agency in the United States or Canada charged with the interpretation or administration thereof, shall make it unlawful or contrary to such interpretation or administration

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for any Lender to make, fund, maintain or hold any of its Note(s) under the Basic Documents (each such event being an “Illegality Event”), then such Lender shall promptly notify Borrower thereof in writing, and such Lender’s obligation to purchase any additional Notes shall be suspended until that Lender may again make, fund, maintain, and hold Notes under the Basic Documents.

Section 10.04 Mitigation. If any Lender’s Notes become eligible for compensation pursuant to Section 10.01(a) or (b) or any Lender’s obligations to purchase Notes is suspended under Section 10.03 (Notes of such type being herein called “Affected Notes”), then such Lender (other than the Initial Lender) will promptly designate a different lending office for booking its holdings of Affected Notes, or transfer such Affected Notes to another of its branches or affiliates, if such designation or transfer would eliminate or reduce Borrower’s payment obligations under Section 10.01(a) or (b) or would eliminate the application of Section 10.03 as to any of its Affected Notes and, in either case, would not have materially disadvantageous regulatory or tax consequences to such Lender uncompensated for by Borrower reasonably determined by such Lender in good faith; provided that, notwithstanding the foregoing, the Lender shall not be obligated to take any action that would, in its reasonable judgment, cause such Lender to incur any loss or cost reasonably deemed by such Lender to be material, unless Borrower agrees to reimburse Lender hereunder. To the extent that any such designation or transfer does not eliminate such compensation or suspension, such Lender and Borrower shall negotiate in good faith to arrive at a substitute rate. Upon the determination of a substitute rate, the suspension of such Lender’s obligation to purchase any Affected Notes shall terminate; and interest on such Affected Notes shall (but only to the extent held by such Lender) accrue at such substitute rate instead of the interest rate(s) at which such Affected Notes would have otherwise accrued. For the avoidance of doubt, if such Lender and Borrower cannot arrive at a substitute rate, then Borrower shall compensate the Lender pursuant to Section 10.01(a) and (b), or such Lender’s obligations to purchase Notes shall remain suspended under Section 10.03, as the case may be, and, in addition to Borrower’s rights under Section 13.06(b), (x) in the case of such Lender’s Notes becoming eligible for compensation under Section 10.01(a) or (b), Borrower shall have the right to prepay such Notes, if any, on and subject to the terms of Section 4.02, provided that no prepayment premium under Section 10.02(b) shall be payable in connection therewith and (y) in the case of an Illegality Event under Section 10.03, Borrower shall prepay such Lender’s Notes, together with accrued and unpaid interest on the principal of such Notes to the date of such prepayment and all other amounts then due and payable to such Lender with respect to such Notes, but excluding any amounts payable under Section 10.02, with such prepayment under this clause (y) to be made to such Lender within thirty (30) days of the date of the notice referenced in Section 10.03.

11. [INTENTIONALLY OMITTED.]

12. [INTENTIONALLY OMITTED.]

0. MISCELLANEOUS

Section 13.01 No Waivers; Cumulative Remedies. No failure or delay in exercising any power or right under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof or the exercise of any other right or power under any Basic Document. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

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Section 13.02 Notices. All communications and notices provided for under this Agreement shall be in writing (including telecopies), shall be in English, shall be effective on delivery, and shall be addressed as follows (or to such other address as any such party shall designate by notice to each other such party):

if to Borrower:           Mesa Airlines, Inc.

410 N. 44th Street

Suite 700

Phoenix, Arizona 85008

Attention: President and CFO (with a copy to Vice President and General Counsel)

Fax: (602) 685-4352

if to Initial Lender:     Export Development Canada

150 Slater Street

Ottawa, Ontario

Canada K1A 1K3

Attn: Loans Services & Credit Risk Management – Transportation

Fax: (613) 598-2514 and (613) 598-3186

Wherever “notice”, “notify”, or similar variations are used in the Basic Documents, they mean the provision of a Notice in accordance with this Section 13.02.

Section 13.03 Transaction Expenses. Borrower will pay on demand all reasonable out-of-pocket expenses in connection with the negotiation, preparation, execution, delivery, and enforcement of the Basic Documents, or in connection with any scheduled closing that is postponed or cancelled, including (a) all reasonable fees and expenses actually incurred of Vedder Price P.C., special counsel to the Initial Lender, (b) all fees and expenses (including legal fees and expenses) of each Lender in connection with actual or proposed amendments, waivers, or consents to or under this Agreement or the other Basic Documents (except for such amendments, waivers, or consents initiated by any Lender ); and (c) all fees and expenses (including reasonable legal fees and expenses) of each Lender in connection with the actual or proposed enforcement of any Basic Document against Borrower during the existence of any Specified Default. The “legal fees and expenses” of the Lenders referred to in clauses (b) and (c) may not include those of a Lender’s in-house counsel. All reimbursable expenses shall be payable to Lender, as applicable, within thirty (30) days after Borrower receives bills or invoices showing in reasonable detail the components of such expenses (for law firm bills, time expended by attorney or paralegal and expenses by category). Borrower shall not be responsible for any fees or expenses of counsel to the Lenders other than those described in the first sentence of this Section 13.03.

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Section 13.04 Amendments. Any provision of the Basic Documents, other than the Purchase Agreement may be amended, terminated, waived, or otherwise modified only in writing by Borrower, and a Majority in Interest of Lenders, and any such amendment, termination, waiver, or other modification shall bind all of the Lenders to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding the foregoing, no amendment, modification, or waiver of the Basic Documents shall, unless in writing and signed by each Lender, be effective to (a) subject such Lender to any additional obligation, (b) reduce the principal of or interest on such Lender’s Notes, or any other amounts payable to such Lender hereunder (whether under Section 9 or otherwise), or change the ratable distribution of funds received by Lenders hereunder (including under Section 4 hereof), (c) postpone any date fixed for any payment of the principal of, or interest on, such Lender’s Notes or any other amounts payable to such Lender hereunder, (d) amend, modify, or waive this Section 13.04, or (e) increase the Financed Amount.

Section 13.05 Successors and Assigns.

(a) Binding Effect; Consent to Assignment. This Agreement shall bind and benefit each Lender, and Borrower and their successors and assigns, except that Borrower may not assign or transfer its rights under this Agreement without Lender’s prior written consent.

(b) Limitations on Transfers. No Lender shall assign, convey, or otherwise transfer any of its interest in the Basic Documents, or offer to do any of the foregoing, (1) in any manner that would result in a violation of 49 U.S.C. subtitle VII, or the Securities Act of 1933, (2) to any ERISA Source of Funds, or (3) to any airline, any airframe manufacturer or engine manufacturer, or any affiliate of an airline or airframe manufacturer or engine manufacturer. A transferring Lender shall provide prior written notice of any transfer (other than the purchase of insurance or reinsurance) to Borrower.

(c) Transfer. Initial Lender shall maintain at its office a register for the purpose of registering transfers and exchanges of registered Notes and in which shall be entered the names and addresses of the owners of such registered Notes and particulars of the registered Notes owned by them. The holder of any registered Note wishing to transfer such Note shall give at least ten (10) Business Days’ prior written notice thereof to Initial Lender and Borrower and shall, in person or by a duly authorized attorney, surrender to Borrower at its office such Note, duly endorsed by the registered holder or such attorney, or accompanied by a written instrument of transfer duly executed by the registered holder or by such attorney, in form reasonably satisfactory to Initial Lender, but, in any event, upon issuance of a new Note, such surrendered Note shall be of no further force and effect and Borrower shall have no further obligations thereunder. Upon presentation to Borrower of any Note for transfer, Borrower will execute and deliver to the transferee thereof in exchange therefore a new Note or Notes of the same series and in the same aggregate principal amount and with the same terms as the Note so surrendered, in registered form and in any denomination of $500,000 or more (or the aggregate principal amount of all Notes of such series held by such transferee, whichever is less) as is specified in such instrument of transfer. Nothing in this paragraph shall be interpreted as giving any Lender the right or power to transfer one or more of its Notes or to transfer any right or interest in such Notes to another Person in contravention of Section 13.05(b) without Borrower’s prior written consent.

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(d) Exchange. The holder of one or more Notes may at any time surrender such Note or Notes for exchange at Initial Lender’s office and shall be entitled to receive in exchange therefor a new Note or Notes, of the same series and in the same aggregate principal amount with the same terms as the Note or Notes surrendered, in registered form and in any denomination of $500,000 or more (or the aggregate principal amount of all such Notes of the same series held by such holder, whichever is less).

(e) Effect of Transfer or Exchange. All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement, as the Notes surrendered upon such transfer or exchange. Initial Lender shall make a notation on each new Note of the date to which interest on the replaced Note(s) has been paid.

(f) Evidence of Ownership. Initial Lender and Borrower shall deem and treat the Person in whose name any registered Note is registered as the absolute owner and holder of such Note for the purpose of mailing payment of all amounts payable by Borrower with respect to such Note and for all other purposes, and Initial Lender and Borrower shall not be affected by any notice to the contrary.

(g) Expenses, Taxes, etc. The transferring or exchanging Lender shall pay all expenses incurred in connection with the transfer or exchange of a Note, including Borrower’s and Initial Lender’s expenses (including legal fees), stamp taxes, transfer taxes, sales taxes, governmental fees and charges, broker’s fees and commissions, any other fees and charges of the same or similar type as any of the foregoing, and other fees and expenses associated with amendments, supplements, waivers, or consents required as a result of any transfer or sale of a Note after the initial issuance on the Funding Date. In addition, for any transfer or exchange of a Note, Borrower may require the transferor to pay a sum sufficient to cover any stamp tax or other governmental charge connected therewith.

(h) No Transfer Within Three Days Before Payment Date. The Initial Lender shall not be required to transfer or exchange any Note during the three-day period preceding a Payment Date.

Section 13.06 Initial Lender’s Representations, Warranties and Agreements. (a) Initial Lender represents and warrants that:

(i) it is a corporation established by an Act of the Parliament of Canada, and has all corporate power, authority, and legal right under the laws of Canada to execute, deliver, and carry out the terms of each of the Basic Documents to which it is a party as Lender;

(ii) it has duly authorized the execution and delivery of this Agreement and the other Basic Documents to which it is a party as Lender;

(iii) it is acquiring its interest in any Notes for its own account and not with a view to resale; provided, that any resale is in its sole discretion; and

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(iv) no part of the funds used by it to purchase its Notes hereunder shall constitute the assets of any “employee benefit plan” within the meaning of ERISA or any “plan” as such a term is defined in Section 406 of ERISA or Code Section 4975.

(b) Each Lender hereby agrees that if (i) such Lender asserts a claim against Borrower for compensation under Section 9.02, (ii) such Lender’s Notes become eligible for compensation pursuant to Section 10.01 or (iii) Borrower is required to prepay such Lender’s Notes pursuant to Section 10.04 due to an Illegality Event under Section 10.03, Borrower shall have the right (in the case of clause (iii) above, prior the date on which Borrower is required to prepay any such Notes pursuant to Section 10.04) to cause a reputable financial institution designated by Borrower to purchase such Notes, for an amount equal to the unpaid principal amount of such Notes, together with all accrued but unpaid interest thereon through the date of purchase, and concurrently therewith Borrower shall pay to such Lender all amounts payable under Section 10.02 as if such purchase were a prepayment (but without any prepayment premiums in the case of any Notes accruing indemnifiable withholding taxes under Section 9.02 or any Notes subject to Section 10.04) plus all other Secured Obligations then due and payable to such Lender with respect to such Notes (provided, that (x) no Lender shall be required to make any representation or warranty in connection with such sale (other than that it holds title to the pertinent Note), nor to take any action prohibited by applicable law, and (y) Borrower shall indemnify and hold harmless each Lender against any expense, Liability, or Tax arising from any such sale).

Section 13.07 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (2) ACKNOWLEDGES THAT IT AND OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.08 Headings. The section headings used in this Agreement are for convenience only and are not a substantive part of this Agreement.

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Section 13.09 Execution in Counterparts. This Agreement may be executed in separate counterparts.

Section 13.10 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement.

Section 13.11 Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective in such jurisdiction without modifying the remaining provisions of this Agreement or its effectiveness in any other jurisdiction. Where, however, the provisions of such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by law, to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

Section 13.12 Confidentiality. Each party hereto agrees that it will not disclose, directly or indirectly, to any person not a party hereto or their respective counsel or advisors any information obtained from Borrower hereunder or in connection herewith or any portion of any Basic Document not filed with any governmental agency or authority and available for public inspection, and will use all reasonable efforts to have all such information kept confidential and not used in any way known to such party to be detrimental to Borrower, except that (a) each party may use, retain, and disclose any such information to its special counsel, financial advisors, and public accountants, any potential transferees, any Affiliate, and any governmental agency or instrumentality or other supervisory body (including bank regulators) requesting such disclosure or pursuant to its regulatory or supervisory authority over such party or any Affiliate thereof, provided that such special counsel, financial advisors, public accountants, or potential transferees agree in advance to keep such information confidential, (b) each party may use, retain, and disclose any such information that has been publicly disclosed (other than by such party or any Affiliate thereof in breach of this paragraph) or has rightfully come into the possession of such party or any Affiliate thereof (other than from Borrower) on a non-confidential basis, (c) each party may use, retain, and disclose any such information as required by law, rule, regulation, judicial or administrative process, or any governmental agency, or to the extent required pursuant to Canada’s or Initial Lender’s international commitments (including, without limitation, as to Initial Lender, any requirement that such information be disclosed by virtue of Initial Lender’s status as an agent of Her Majesty in Right of Canada or by virtue of any law, regulation, order-in-council, court or administrative order, or Canadian government policy or by virtue of any international agreement to which the Government of Canada or Initial Lender is a party, and including, without limitation, in respect of the Organisation for Economic Co-operation and Development (OECD) including Appendix V of the Sector Understanding of Export Credits for Civil Aircraft and the WTO Subsidies and Countervailing Measures Agreement or Canadian government policy), (d) each party may use, retain, and disclose any such information where such information was previously known to the subject party free of any obligation to keep it confidential, (e) each party may use, retain, and disclose any such information to third parties in connection with or in response to any order, decree, judgment, subpoena, notice of discovery, or similar ruling or pleading (provided, that each party shall endeavor in good faith to prevent the disclosure of such information pursuant to any such order, decree, judgment, subpoena, notice of discovery, or similar ruling or pleading) or as part of its normal reporting or review procedure to its auditors, regulators, parent company, or Affiliates, (f) each party may use, retain, and disclose

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any such information to the extent necessary to obtain appropriate insurance or in order to enforce its rights and performance obligations pursuant to the Basic Documents and (g) Initial Lender shall be entitled to disclose any matters in relation to the transactions contemplated herein to the government of Canada (but Initial Lender must request confidential treatment thereof) and shall be entitled to make publicly available the following information: the name of the Borrower, the financial service provided by the Lender, the dates of the Basic Documents, a general description of the commercial transaction (including country) contemplated hereby, the amount of support in the approximate Canadian dollar range, and the name of the airframe manufacturer and engine manufacturer. For any breach of the foregoing covenants, the injured party shall be entitled to injunctive relief or any other legal or equitable remedies available, including the recovery of damages suffered as a result of such breach, but no such breach shall constitute an Event of Default under the Basic Documents.

Notwithstanding any other provision herein to the contrary, Borrower and each Lender (and each employee, representative, or other agent of any thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Basic Documents (including any fact relevant to understanding the federal income tax treatment of such transactions) and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment or tax structure.

Section 13.13 Dollars. All payments due and payable hereunder shall be made in Dollars.

Section 13.14 Commitment Fee. The Borrower shall pay to the Lender an on-going, non-refundable commitment holding fee (the “Commitment Fee”) in Dollars in an amount equal to 0.20% per annum accruing on the uncancelled and undisbursed balance from time to time of the Commitment, computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day), accruing from the date hereof until the earlier of (i) the date the Commitment is fully disbursed or (ii) the date the undisbursed portion of the Commitment is canceled by either party. The Commitment Fee shall be payable on January 7, April 7, July 7 and October 7 of each year and shall be prorated for any partial month. Upon ten (10) Business Days prior written notice to the Lender, Borrower may cancel all or any part of the undisbursed portion of the Commitment.

Section 13.15 Arrangement Fee. The Borrower agrees to pay on each Funding Date to the Initial Lender an arrangement fee (the “Arrangement Fee”) in an amount equal to 0.25% of the Financed Amount advanced on such Funding Date. The Arrangement Fee shall be payable in immediately available funds and shall be non-refundable.

Section 13.16 Entire Agreement. This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

* * *

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IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement.

MESA AIRLINES, INC., Borrower

By:
Brian S. Gillman
Title:	EVP & General Counsel

EXPORT DEVELOPMENT CANADA, Lender

By:

Title:

By:

Title:

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IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement.

MESA AIRLINES, INC., Borrower

By:

Title:

EXPORT DEVELOPMENT CANADA, Lender

By:

Aaron Sapelak
Title:	Senior Associate

By:

Laura RecoSkie
Title:	Senior Associate

[Credit Agreement]

EXHIBIT A

FORM OF FIXED RATE NOTE

THIS FIXED RATE NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS FIXED RATE NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

FIXED RATE NOTE

ISSUED IN CONNECTION WITH ONE CF34-8C5 ENGINE KIT                                .

$                         (U.S.)                                                                                                                                                     , 201

New York, New York

No. 1

The undersigned, MESA AIRLINES, INC., a corporation organized under the laws of the State of Nevada (“Maker”), for value received hereby promises to pay to                                  or its registered assigns (“Payee”), at                                               , the principal sum of                            DOLLARS (US$                          ), in currency of the United States of America, together with interest thereon, as hereinafter set forth. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement dated as of January 18, 2016 (“Credit Agreement”), between Maker, as Borrower, and Payee, as Lender.

The principal amount of this Fixed Rate Note shall be payable in installments to be due and payable on each Payment Date, each such installment to be in an amount equal to the amount set forth in Schedule I attached hereto and hereby incorporated herein by this reference, together with interest (calculated on the basis of a 360 day year of twelve thirty day months) on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full at a rate of         % per annum (the “Fixed Rate”), payable on each Payment Date and on                          ,              (the “Note Maturity Date”). Notwithstanding the foregoing, the final payment shall be an amount sufficient to discharge in full the unpaid principal amount hereof and the accrued and unpaid interest, costs, fees, expenses and all other amounts payable hereunder and under the Credit Agreement, on the Note Maturity Date.

Any amount past due and at any time outstanding under this Fixed Rate Note shall bear interest, payable on demand, in accordance with the terms of Section 4.05 of the Credit Agreement.

Interest shall be calculated as provided for in the Credit Agreement. After giving effect to the adjustments required by the definition of Payment Date, if any payment due hereunder is scheduled to be paid on a day which is not a Business Day, such amount shall instead be made on the following Business Day (except that no additional interest shall accrue if the payment thereon is made on the following Business Day).

EXHIBIT A

[Credit Agreement]

Principal and interest and other amounts due hereon shall be payable to Lender in immediately available funds and in Dollars, no later than 11:00 a.m. (New York City time) on the date when due and in accordance with the terms of the Credit Agreement. All amounts paid hereunder shall be applied in accordance with the terms of the Credit Agreement.

Each payment to be made on a Payment Date shall be due and payable immediately on such date, without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

This Fixed Rate Note is one of the Notes referred to in, and is subject to, the Credit Agreement, which provides for the acceleration of the maturity of this Fixed Rate Note upon the occurrence of an Event of Default, and which provides for the prepayment of this Fixed Rate Note in certain circumstances pursuant to the terms of the Credit Agreement.

Every legal holder of this Fixed Rate Note shall have and may exercise all of the rights and powers given to Payee in this Fixed Rate Note.

This Fixed Rate Note is transferable by the registered owner hereof, or by its attorney duly authorized in writing, only on the register maintained by Initial Lender and only upon surrender and cancellation of this Fixed Rate Note and compliance with the conditions set forth in the Credit Agreement. Upon such transfer, a new registered Fixed Rate Note or Fixed Rate Notes for the same aggregate principal amount will be issued in exchange hereof in accordance with the terms of the Credit Agreement.

Maker of this Fixed Rate Note expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Fixed Rate Note or the performance of the obligations under this Fixed Rate Note or any guaranty of this Fixed Rate Note, if any. No renewal or extension of this Fixed Rate Note, no release or surrender of any security for this Fixed Rate Note or any guaranty of this Fixed Rate Note, if any, no release of any person primarily or secondarily liable on this Fixed Rate Note, including Maker and any endorser, if any, no delay in the enforcement of payment of this Fixed Rate Note, and no delay or omission in exercising any right or power under this Fixed Rate Note shall affect the liability of Maker or any endorser of this Fixed Rate Note.

No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Fixed Rate Note may be waived or amended only in a writing signed by Maker and Payee.

This Fixed Rate Note shall in all respects be governed by and construed in accordance with the laws of state of New York, including all matters of construction, validity and performance.

[Signature follows on next page]

EXHIBIT A

[Credit Agreement]

IN WITNESS WHEREOF, Maker has executed this Fixed Rate Note as of the          day of                 , 201_.

MESA AIRLINES, INC.

By:

Name:
Title:
“Maker”

EXHIBIT A

[Credit Agreement]

SCHEDULE I

FIXED RATE - __% PER ANNUM (INCLUSIVE OF THE PREMIUM RATE OF ____%

PER ANNUM AND THE MARGIN BENCHMARK OF 0.68% PER ANNUM)

Payment Date	Principal Payment	Interest Payment	Total Payment

EXHIBIT A

[Credit Agreement]

EXHIBIT B

FORM OF FLOATING RATE NOTE

THIS FLOATING RATE NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS FLOATING RATE NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

FLOATING RATE NOTE

ISSUED IN CONNECTION WITH ONE CF34-8C5 ENGINE KIT                                    .

$                          (U.S.)                                                                                                                                                     , 201

New York, New York

No. 1

The undersigned, MESA AIRLINES, INC., a corporation organized under the laws of the State of Nevada (“Maker”), for value received hereby promises to pay to                                  or its registered assigns (“Payee”), at                                 , the principal sum of                                DOLLARS (US$                          ), in currency of the United States of America, together with interest thereon, as hereinafter set forth. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement dated as of January 18, 2016 (“Credit Agreement”), between Maker, as Borrower, and Payee, as Lender.

The principal amount of this Floating Rate Note shall be payable in installments to be due and payable on each Payment Date, each such installment to be in an amount equal to the amount set forth in Schedule I attached hereto and hereby incorporated herein by this reference, together with interest (calculated on the basis of a 360 day year and the actual number of days elapsed) on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full at a rate of the Floating Rate (inclusive of the Premium Rate and Margin Benchmark specified in Schedule I attached hereto), payable on each Payment Date and on                          ,              (the “Note Maturity Date”). Notwithstanding the foregoing, the final payment shall be an amount sufficient to discharge in full the unpaid principal amount hereof and the accrued and unpaid interest, costs, fees, expenses and all other amounts payable hereunder and under the Credit Agreement, on the Note Maturity Date.

Any amount past due and at any time outstanding under this Floating Rate Note shall bear interest, payable on demand, in accordance with the terms of Section 4.05 of the Credit Agreement.

Interest shall be calculated as provided for in the Credit Agreement. After giving effect to the adjustments required by the definition of Payment Date, if any payment due hereunder is scheduled to be paid on a day which is not a Business Day, such amount shall instead be made on the following Business Day, and interest shall accrue at the Floating Rate to the day of payment, unless the following Business Day occurs in the following calendar month, in which case such Payment Date shall instead occur on the preceding Business Day.

EXHIBIT B

[Credit Agreement]

Principal and interest and other amounts due hereon shall be payable to Lender for the account of the Payee in immediately available funds and in Dollars, no later than 11:00 a.m. (New York City time) on the date when due and in accordance with the terms of the Credit Agreement. All amounts paid hereunder shall be applied in accordance with the terms of the Credit Agreement.

Each payment to be made on a Payment Date shall be due and payable immediately on such date, without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

This Floating Rate Note is one of the Notes referred to in, and is subject to, the Credit Agreement, which provides for the acceleration of the maturity of this Floating Rate Note upon the occurrence of an Event of Default, and which provides for the prepayment of this Floating Rate Note in certain circumstances pursuant to the terms of the Credit Agreement.

Every legal holder of this Floating Rate Note shall have and may exercise all of the rights and powers given to Payee in this Floating Rate Note.

This Floating Rate Note is transferable by the registered owner hereof, or by its attorney duly authorized in writing, only on the register maintained by Initial Lender and only upon surrender and cancellation of this Floating Rate Note and compliance with the conditions set forth in the Credit Agreement. Upon such transfer, a new registered Floating Rate Note or Floating Rate Notes for the same aggregate principal amount will be issued in exchange hereof in accordance with the terms of the Credit Agreement.

Maker of this Floating Rate Note expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Floating Rate Note or the performance of the obligations under this Floating Rate Note or any guaranty of this Floating Rate Note, if any. No renewal or extension of this Floating Rate Note, no release or surrender of any security for this Floating Rate Note or any guaranty of this Floating Rate Note, if any, no release of any person primarily or secondarily liable on this Floating Rate Note, including Maker and any endorser, if any, no delay in the enforcement of payment of this Floating Rate Note, and no delay or omission in exercising any right or power under this Floating Rate Note shall affect the liability of Maker or any endorser of this Floating Rate Note.

No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Floating Rate Note may be waived or amended only in a writing signed by Maker and Payee.

EXHIBIT B

[Credit Agreement]

This Floating Rate Note shall in all respects be governed by and construed in accordance with the laws of state of New York, including all matters of construction, validity and performance.

[Signature follows on next page]

EXHIBIT B

[Credit Agreement]

IN WITNESS WHEREOF, Maker has executed this Floating Rate Note as of the ___ day of              , 201_.

MESA AIRLINES, INC.

By:

Name:
Title:
“Maker”

EXHIBIT B

[Credit Agreement]

SCHEDULE I

PREMIUM RATE = ____% PER ANNUM

MARGIN BENCHMARK = 0.47% PER ANNUM

Payment Date	Principal Payment

EXHIBIT B

[Credit Agreement]

EXHIBIT C

FORM OF FUNDING NOTICE

To: EXPORT DEVELOPMENT CANADA, as Lender

        VEDDER PRICE P.C., as counsel to Lender

Reference is made to § 2.02 of the Credit Agreement dated as of January 18, 2016 (as amended or supplemented from time to time, the “Credit Agreement”) between Mesa Airlines, Inc., as Borrower (the “Borrower”) and Export Development Canada, as Lender relating to the proposed financing of one (1) CF34-8C5 engine kit _____ (the “Engine Kit”). All capitalized terms herein have the same meanings ascribed to them in the Credit Agreement, unless otherwise herein defined.

The Borrower hereby advises that:

1.	the proposed Funding Date in respect of the Engine Kit is , 201_;

2.	the Note in respect of the Engine Kit shall be a [Fixed Rate Note][Floating Rate Note];

3.	the Financed Amount for the Engine Kit is $ ;

4.	the wiring instructions for the Financed Amount to be disbursed to [the Borrower][the Borrower’s designee] in respect of the Engine Kit is as follows:

5.	the Maturity Date of the Note in respect of the Engine Kit shall be ; and

6.	the Delivery Date for the Engine Kit is .

EXHIBIT C

[Credit Agreement]

MESA AIRLINES, INC.

By:

Name:
Title:

Dated this ____ day of , 201_

EXHIBIT C

[Credit Agreement]

EXHIBIT D

FORM OF PAYMENT CONFIRMATION LETTER

[StandardAero Letterhead]

Payment Confirmation in relation to Export Development Canada (EDC) financed Mesa

Airilnes, Inc. (Mesa) CF34-8 Engine Conversion Serial Number

GE-E

This letter is to confirm the payment of $                 from Mesa to StandardAero on              for invoice number                .

This completes the CF34-8C1 to 8C5B1 Engine conversion transaction for Engine Serial Number GE-E                  as described in StandardAero Mesa Agreement No. 2015-CF-053, dated June 11, 2015. Signed by a duly authorized signatory of Standard Aero Limited

Name:

Title:

Date:

EXHIBIT D